UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Palantir Technologies Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PALANTIR TECHNOLOGIES INC.

1555 Blake Street, Suite 250

Denver, Colorado 80202

April 29, 2021

Dear Fellow Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Palantir Technologies Inc., to be held on Tuesday, June 8, 2021 at 8:00 a.m., Mountain time. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PLTR2021, where you will be able to listen to the meeting, submit questions, and vote online.

The attached formal meeting notice and Proxy Statement contain details of the business to be conducted at the annual meeting.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone, or mail.

On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Palantir.

Sincerely,

Alexander Karp
Chief Executive Officer and Director

PALANTIR TECHNOLOGIES INC.

1555 Blake Street, Suite 250

Denver, Colorado 80202-1866

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m., Mountain time, on Tuesday, June 8, 2021

Place

The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PLTR2021, where you will be able to listen to the meeting, submit questions, and vote online during the meeting.

Items of Business

•   To elect seven directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified.

•   To indicate the preference of the stockholders, on an advisory basis, regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers.

•   To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

•   To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date

April 16, 2021.

Only stockholders of record as of the close of business on April 16, 2021 are entitled to notice of and to vote at the annual meeting.

A list of the stockholders of record entitled to vote at the annual meeting will be available for examination, for any purpose germane to the annual meeting, during ordinary business hours for ten days prior to the annual meeting at our corporate headquarters located at 1555 Blake Street, Suite 250, Denver, CO 80202. The stockholder list will also be available online during the annual meeting.

Availability of Proxy Materials

The Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement, notice of annual meeting, form of proxy, and our annual report is first being sent or given on or about April 29, 2021 to all stockholders entitled to vote at the annual meeting.

The proxy materials and our annual report can be accessed as of April 29, 2021 by visiting www.proxyvote.com.

Voting	Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone, or mail as soon as possible.

By order of the Board of Directors,

Alexander Karp
Chief Executive Officer and Director
Denver, Colorado
April 29, 2021

i

ii

PALANTIR TECHNOLOGIES INC.

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

To be held at 8:00 a.m., Mountain time, on Tuesday June 8, 2021

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2021 annual meeting of stockholders of Palantir Technologies Inc., a Delaware corporation, and any postponements, adjournments, or continuations thereof. The annual meeting will be held Tuesday, June 8, 2021 at 8:00 a.m., Mountain time. The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PLTR2021, where you will be able to listen to the meeting, submit questions, and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access this Proxy Statement, the accompanying notice of annual meeting and form of proxy, and our annual report is first being sent or given on or about April 29, 2021 to all stockholders of record as of the close of business on April 16, 2021. The proxy materials and our annual report can be accessed as of April 29, 2021 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:

•	the election of seven directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified;

•	to indicate the preference of the stockholders, on an advisory basis, regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

As of the date of this Proxy Statement, our management and Board of Directors were not aware of any other matters to be presented at the annual meeting.

How does the Board of Directors recommend that I vote on these proposals?

Our Board of Directors recommends that you vote your shares:

•	“FOR” the election of each director nominee named in this Proxy Statement;

•	to indicate a preference that future stockholder advisory votes on the compensation of our named executive officers occur every “THREE YEARS”; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Who is entitled to vote at the annual meeting?

You can vote at the annual meeting if you were a holder of our common stock as of the close of business on April 16, 2021, the “record date.” Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and is convertible at any time, at the option of the holder thereof, into one share of Class A common stock. Each share of Class F common stock has the number of votes described below. As of the close of business on April 16, 2021, we had 1,867,306,247 shares of common stock outstanding and entitled to vote on any matter, consisting of 1,797,638,301 shares of Class A common stock, 68,662,946 shares of Class B common stock, and 1,005,000 shares of Class F common Stock. The holders of the shares of Class A common stock, Class B common stock, and Class F common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank, or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank, or other nominee sent to you. As a beneficial owner, you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”

Are there any voting agreements or arrangements among Palantir’s Founders?

We have three series of common stock, Class A common stock, Class B common stock, and Class F common stock, which have different voting rights as set forth below. All shares of our Class F common stock are held in a voting trust (the “Founder Voting Trust”), established by Stephen Cohen, Alexander Karp, and Peter Thiel (our “Founders”) pursuant to a voting trust agreement (the “Founder Voting Trust Agreement”) with Wilmington Trust, National Association as trustee (the “Trustee”). Our Founders are also currently party to a voting agreement (the “Founder Voting Agreement”) with Wilmington Trust, National Association as the grantee of certain proxies and powers of attorney contemplated therein (the “Grantee”). Pursuant to the terms of the Founder Voting Agreement, our Founders and certain of their affiliates have granted a proxy and power of attorney to the Grantee to vote shares of our Class A common stock and Class B common stock held by our Founders and such affiliates other than certain designated shares (the “Designated Founders’ Excluded Shares” or “DFES”). For a description of the voting rights of our common stock and the voting arrangements of our Founders, see the section titled “Board of Directors and Corporate Governance—Voting Structure and Arrangements.”

How many shares are outstanding and entitled to vote as of the record date?

As of the close of business on the record date, there were:

•

1,797,638,301 shares of Class A common stock outstanding, of which 60,267,224 shares were held by our Founders and their affiliates and subject to the Founder Voting Agreement and 112,072,839 shares were held by Mr. Thiel’s affiliates as DFES.

•

68,662,946 shares of Class B common stock outstanding, of which 54,183,101 shares were held by our Founders and their affiliates and subject to the Founder Voting Agreement and 2,962,961 shares were held by Mr. Thiel’s affiliates as DFES; and

•	1,005,000 shares of Class F common stock outstanding, all of which were held in the Founder Voting Trust.

How many votes is each share entitled to for each proposal at the annual meeting?

Class A common stock is entitled to one vote per share and Class B common stock is entitled to ten votes per share for each proposal.

As of the close of business on the record date, the aggregate voting power of all outstanding shares of Class A common stock and Class B common stock was 2,484,267,761 votes. Of these, the shares of Class A common stock and Class B common stock held by our Founders and their affiliates and subject to the Founder Voting Agreement represented 602,098,234 votes, the Designated Founders’ Excluded Shares held by Mr. Thiel’s affiliates represented 141,702,449 votes, and the shares of Class A common stock and Class B common stock held by all other stockholders represented 1,740,467,078 votes.

For Proposals 1 and 2, the voting power of the Class F common stock shall equal 49.999999% of the voting power of all of the outstanding shares of our capital stock entitled to vote on such proposals (including the Class F common stock), less the voting power of the shares of Class A common stock and Class B common stock subject to the Founder Voting Agreement and the Designated Founders’ Excluded Shares (but if such subtraction had resulted in a figure less than zero, then the Class F common stock would have had zero votes). Accordingly, for Proposals 1 and 2, shares of Class F common stock, all of which are held in the Founder Voting Trust, will have 996,666,325 votes in the aggregate, or 991.708 votes per share, representing 28.63% of the voting power for Proposals 1 and 2.

For Proposal 3, the voting power of the Class F common stock shall equal 49.999999% of the voting power of the shares present in person (including virtually) or represented by proxy and entitled to vote on Proposal 3 (including the Class F common stock), less the voting power of the shares of Class A common stock and Class B common stock subject to the Founder Voting Agreement and the Designated Founders’ Excluded Shares (but if such subtraction results in a figure less than zero, then the Class F common stock shall have zero votes). Accordingly, shares of Class F common stock, all of which are held in the Founder Voting Trust, will have between zero and 996,666,325 votes in the aggregate, or between zero and 991.708 votes per share for Proposal 3. The precise voting power of the Class F common stock with respect to Proposal 3 will be ascertained at the annual meeting when shares present in person (including virtually) or represented by proxy and entitled to vote on Proposal 3 will be determined.

For information regarding shares of our Class A common stock, Class B common stock, and Class F common stock outstanding as of the close of business on the record date, please see the section titled “Board of Directors and Corporate Governance—Voting Structure and Arrangements.”

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person

(including virtually) or by proxy, of a majority of the voting power of the shares of our capital stock issued and outstanding and entitled to vote as of the record date will constitute a quorum to transact business at the annual meeting. Abstentions, withhold votes and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

•

by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time, on June 7, 2021 (have your Notice of Internet Availability or proxy card in hand when you visit the website);

•

by toll-free telephone at +1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time, on June 7, 2021 (have your Notice of Internet Availability or proxy card in hand when you call);

•	by completing, signing, and mailing your proxy card, which must be received prior to the annual meeting; or

•

by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PLTR2021, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. You must follow the instructions provided by your broker, bank, or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank, or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of each director nominee named in this Proxy Statement;

•	to indicate a preference that future stockholder advisory votes on the compensation of our named executive officers occur every “THREE YEARS”; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP our independent registered public accounting firm for our fiscal year ending December 31, 2021.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

If you are a stockholder of record and you do not submit a proxy or otherwise vote your shares using one of the methods above, then your shares will not be voted and will not be considered for the determination of whether a quorum is present for the meeting.

Street Name Stockholders. Brokers, banks, and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank, or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Because that proposal is routine, we do not expect any broker non-votes regarding it. Your broker, bank, or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank, or other nominee votes your shares on our sole routine matter but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine matters. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

•	completing and returning a later-dated proxy card, which must be received prior to the annual meeting;

•

delivering a written notice of revocation to our corporate secretary at 1555 Blake Street, Suite 250, Denver, Colorado 80202, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

•	attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank, or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?

We will be hosting the annual meeting via webcast only. You will be able to attend the annual meeting virtually, submit your questions during the meeting, and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/PLTR2021. To participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting webcast will begin promptly at 8:00 a.m., Mountain time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Mountain time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the annual meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. David Glazer, our Chief Financial Officer and Treasurer, and Ryan Taylor, our Chief Legal and Business Affairs Officer, and each of them, with full power of substitution and re-substitution, have been designated as proxy holders for the annual meeting by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If, however, a proxy is dated, executed, and returned, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote shares with respect to which they hold a proxy. If you have granted a proxy and the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

How can I contact Palantir’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at +1-781-575-3105, or by writing Computershare Trust Company, N.A., at 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our Board of Directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing, and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the annual meeting?

We anticipate announcing preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K (a “Form 8-K”) that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the meeting. If final voting results are not available to us in time to timely file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability or Proxy Statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or Proxy Statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or Proxy Statement and annual report, as applicable, you may contact us as follows:

Palantir Technologies Inc.

Attention: Investor Relations

1555 Blake Street, Suite 250

Denver, Colorado 80202

(720) 358-3679

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “estimate,” “intend,” “plan,” “predict,” “seek,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” or similar words, in each case, intended to refer to future events or circumstances. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 26, 2021. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as other important factors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of our Board of Directors

Our Board of Directors currently consists of seven directors, four of whom are independent under the listing standards of the New York Stock Exchange (the “NYSE”). At each annual meeting of stockholders, directors will be elected for a one-year term and until their successors are duly elected and qualified, until such time as all Class F common stock has been converted to Class B common stock (the “Class F Conversion”). After the Class F Conversion, the directors shall be divided into three classes as nearly equal in size as is practicable, designated Class I, Class II, and Class III, each serving staggered three-year terms.

The following table sets forth the names, ages, and certain other information for each of our directors and director nominees as of April 16, 2021:

Name	Age	Position(s)	Director Since
Alexander Karp	53	Co-Founder, Chief Executive Officer, and Director	2003
Stephen Cohen	38	Co-Founder, President, Secretary, and Director	2005
Peter Thiel	53	Co-Founder and Chairman	2003
Alexander Moore(1)(2)	38	Director	2020
Spencer Rascoff(1)	45	Director	2020
Alexandra Schiff(2)	40	Director	2020
Lauren Friedman Stat(1)	37	Director	2021

(1)	Member of Audit Committee
(2)	Member of Compensation, Nominating & Governance Committee

Nominees for Director

Alexander Karp. Mr. Karp is one of our co-founders and has served in various positions with us since co-founding Palantir, most recently as our CEO, and has served as a member of our Board of Directors since 2003. Mr. Karp holds a B.A. from Haverford College, a J.D. from Stanford University, and a Ph.D. from Goethe University in Frankfurt, Germany.

Mr. Karp was selected to serve on our Board of Directors because of the perspective and experience he brings as our CEO and as one of our co-founders.

Stephen Cohen. Mr. Cohen is one of our co-founders and has served in various positions with us since co-founding Palantir, most recently as our President and Secretary, and as a member of our Board of Directors since 2005. Mr. Cohen holds a B.S. in Computer Science from Stanford University.

Mr. Cohen was selected to serve on our Board of Directors because of the perspective and experience he brings as an officer and as one of our co-founders.

Peter Thiel. Mr. Thiel is one of our co-founders and has served as the Chairman of our Board of Directors since 2003. He has served as president of Thiel Capital, an investment firm, since 2011 and as a partner of Founders Fund, a venture capital firm, since 2005. In 1998, Mr. Thiel co-founded PayPal, Inc., an online payment company, where he served as Chief Executive Officer, President, and Chairman of its Board of Directors from 2000 until its acquisition by eBay in 2002. Mr. Thiel currently serves on the Board of Directors of Facebook and AbCellera Biologics. Mr. Thiel holds a B.A. in Philosophy from Stanford University and a J.D. from Stanford Law School.

Mr. Thiel has been selected to serve on our Board of Directors due to his leadership and experience as an entrepreneur and venture capitalist and as one of our co-founders.

Alexander Moore. Mr. Moore has served as a member of our Board of Directors since July 2020. Mr. Moore initially joined us in February 2005 as one of the founding employees and served as our director of operations until March 2010. In February 2013, Mr. Moore co-founded NodePrime, a cloud automation company, where he served as Chief Operating Officer until its acquisition by Ericsson in April 2016. In May 2017, he joined 8VC, a venture capital fund, where he currently serves as partner. Mr. Moore holds a B.A. in Economics from Stanford University.

Mr. Moore has been selected to serve on our Board of Directors due to the perspective and experience he brings as an entrepreneur and venture capitalist and as one of our founding employees.

Spencer Rascoff. Mr. Rascoff has served as a member of our Board of Directors since July 2020. Mr. Rascoff is an entrepreneur and company leader who co-founded Zillow, Pacaso, Hotwire, and dot.LA, and who served as Zillow’s Chief Executive Officer for a decade. Prior to Zillow, Mr. Rascoff co-founded and was VP Corporate Development of Hotwire, which was sold to Expedia in 2003.

Mr. Rascoff is now an active angel investor in over 50 companies through his venture firm 75 & Sunny Ventures. He is chairman of dot.LA, a news site covering the Los Angeles tech scene, and also chairman of Pacaso, a real estate platform for buying second homes. Mr. Rascoff is also co-chair and founder of a family of SPACs at Supernova Partners Acquisition Company. Mr. Rascoff is a former Board of Directors member of Zillow Group, TripAdvisor, Zulily, Julep, and several other tech companies. Before his consumer web career, Mr. Rascoff worked in investment banking at Goldman Sachs and in private equity at TPG Capital. Mr. Rascoff graduated cum laude from Harvard University with a B.A. in Government.

Mr. Rascoff has been selected to serve on our Board of Directors based on his extensive experience as a director and executive officer of both publicly and privately held technology companies and his financial expertise.

Alexandra Schiff. Ms. Schiff has served as a member of our Board of Directors since July 2020. Ms. Schiff worked as a reporter for The Wall Street Journal from June 2004 to March 2005 and April 2013 to June 2020. From 2006 to 2009, she served as a staff writer and then contributing editor at Condé Nast Portfolio, a magazine that was formerly part of Condé Nast, a global media company. She has written for publications including The New York Times, Vanity Fair, and Bloomberg Businessweek. She is currently working on her second book for Simon & Schuster. Ms. Schiff holds a B.A. in English from Duke University.

Ms. Schiff has been selected to serve on our Board of Directors due to her business acumen and the unique perspectives she brings as a journalist.

Lauren Friedman Stat. Ms. Stat has served as a member of our Board of Directors since January 2021. Ms. Stat brings a wide range of business and leadership experience, including 15 years of experience at Accenture, where she served as a senior advisor to Fortune 100 companies, helping her clients develop new strategies, optimize operations, and manage large-scale change. During her tenure at Accenture, she developed deep healthcare expertise and held multiple roles, including leadership of sales pursuits, management of global operations, and responsibility for the growth and profitability of a segment of business. She holds a B.S. in Science, Technology, and Society with a dual concentration in Math and Chemistry from Stanford University.

Ms. Stat has been selected to serve on our Board of Directors due to her wide range of business and leadership experience, including leadership of sales pursuits, management of global operations, and responsibility for the growth and profitability of a segment of business.

Director Independence

Our Class A common stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board consisting of a majority of independent directors as determined affirmatively by our Board of Directors. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our Audit and Compensation, Nominating & Governance Committees be independent.

Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing rules applicable to Audit Committee members. Compensation, Nominating & Governance Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to members of compensation committees.

Our Board of Directors has undertaken a review of the independence of our directors. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors has determined that each of Messrs. Moore and Rascoff and Mses. Schiff and Stat do not have any material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us) and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE.

In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with Palantir and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

There are no family relationships among any of our directors, director nominees, or executive officers.

Leadership Structure of our Board of Directors

Our corporate governance framework provides our Board of Directors flexibility to determine the appropriate leadership structure for Palantir, and whether the roles of chairperson and CEO should be separated or combined. In making this determination, our Board of Directors considers many factors, including the needs of the business, our Board of Directors’ assessment of its leadership needs from time to time, and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may serve as our lead independent director.

Our Board of Directors believes that it is currently appropriate to separate the roles of chairperson and CEO. The CEO is responsible for day-to-day leadership, while our chairperson ensures that our Board of Directors’ time and attention is focused on providing oversight of management and matters critical to Palantir. Our Board of Directors believes that Mr. Thiel’s deep knowledge of Palantir and Palantir’s industry, as well as strong leadership and governance experience, enable Mr. Thiel to lead our Board of Directors effectively.

Role of Board of Directors in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks Palantir faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board of Directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular Board of Directors meeting, receives reports on all significant committee activities at each regular Board of Directors meeting, and evaluates the risks inherent in significant transactions.

In addition, our Board of Directors has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation, Nominating & Governance Committee assesses risks relating to our executive compensation plans and arrangements and assesses risks relating to our corporate governance practices, the performance of our Board of Directors, and the composition of our Board of Directors.

Our Board of Directors believes its current leadership structure supports the risk oversight function of the Board of Directors.

Committees of our Board of Directors

Our Board of Directors has established the following standing committees: Audit Committee and Compensation, Nominating & Governance Committee. The composition and responsibilities of each of the committees of our Board of Directors is described below.

Audit Committee

The current members of our Audit Committee are Messrs. Moore and Rascoff and Ms. Stat. Mr. Rascoff is the chairperson of our Audit Committee. Our Board of Directors has determined that each member of our Audit Committee meets the requirements for independence of Audit Committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and also meets the financial literacy requirements of the listing standards of the NYSE. Our Board of Directors has determined that Mr. Rascoff is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our Audit Committee is responsible for, among other things:

•	selecting the independent registered public accounting firm to audit our financial statements;

•	supervising and evaluating the performance of our independent registered public accounting firm;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	developing procedures to enable submission of anonymous concerns about accounting or auditing matters;

•	considering the adequacy of our internal accounting controls and audit procedures;

•	reviewing related party transactions;

•	reviewing our program for promoting and monitoring compliance with applicable legal and regulatory requirements;

•	overseeing our major risk exposures and the steps management has taken to monitor and control such exposures, and assisting our Board of Directors in overseeing the risk management of Palantir;

•	pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and

•	overseeing our internal audit function.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Audit Committee is available on our website at https://investors.palantir.com/governance/governance-documents. During 2020, our Audit Committee, which was formed in September 2020, held one meeting.

Compensation, Nominating & Governance Committee

The current members of our Compensation, Nominating & Governance Committee are Mr. Moore and Ms. Schiff. Our Board of Directors has determined that each member of our Compensation, Nominating & Governance Committee meets the requirements for independence for Compensation, Nominating & Governance Committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the Compensation, Nominating & Governance Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our Compensation, Nominating & Governance Committee is responsible for, among other things:

•	evaluating the performance of our executive officers;

•	evaluating, recommending, approving, and reviewing executive officer compensation arrangements, plans, policies, and programs maintained by us;

•	administering our cash-based and equity-based compensation plans;

•	considering and making recommendations regarding non-employee director compensation;

•	considering and making recommendations to our Board of Directors regarding its remaining responsibilities relating to executive compensation;

•

reviewing and developing policies regarding the desired knowledge, experience, skills, diversity, and other characteristics of members of our Board of Directors and its committees, as well as our director nomination and committee appointment processes;

•	identifying, evaluating, and recommending potential candidates for nomination to and membership on our Board of Directors and certain of its committees;

•	monitoring succession planning for certain of our key executives;

•	developing and recommending corporate governance guidelines and policies;

•	overseeing the annual self-evaluation process for our Board of Directors and committees thereof;

•	reviewing and assessing compliance with the code of conduct, and reviewing and granting proposed waivers of the code of conduct for executive officers; and

•

advising our Board of Directors on corporate governance matters and Board of Directors performance matters, including recommendations regarding the size, structure, and composition of our Board of Directors and committees thereof.

Our Compensation, Nominating & Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Compensation, Nominating & Governance Committee is available on our website at https://investors.palantir.com/governance/governance-documents. During 2020, our Compensation, Nominating & Governance Committee, which was formed in September 2020, held no meetings, but did take certain actions by unanimous written consent.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2020, our Board of Directors held fourteen meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders as a public company.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year. Such executive sessions will be led by independent directors. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis but not less than twice a year.

Compensation, Nominating & Governance Committee Interlocks and Insider Participation

During 2020, the members of our Compensation, Nominating & Governance Committee were Mr. Moore and Ms. Schiff. None of the members of our Compensation, Nominating & Governance Committee currently serves, or in the past year has served, as an officer or employee of Palantir. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity (other than our subsidiaries) that has one or more of its executive officers serving on our Board of Directors.

Considerations in Evaluating Director Nominees

The Compensation, Nominating & Governance Committee uses a variety of methods for identifying and evaluating potential director nominees. The Compensation, Nominating & Governance Committee requires certain minimum qualifications to be satisfied by any nominee for a position on our Board of Directors, including but not limited to the highest personal and professional ethics and integrity and proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment. In its evaluation of director candidates, including the current directors eligible for re-election, our Compensation, Nominating & Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors and other director qualifications. In addition, the Compensation, Nominating & Governance Committee considers the following qualifications in assessing director nominees including, without limitation, issues of character, integrity, judgment, corporate experience, diversity of experience, background, independence, area of expertise, length of service, potential conflicts of interest, other commitments and the like, including as required by applicable laws, rules, and regulations. Our Board of Directors believes that our Board of Directors should be a diverse body, and the Compensation, Nominating & Governance Committee considers a broad range of perspectives, backgrounds, and experiences.

If our Compensation, Nominating & Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Compensation, Nominating & Governance Committee, Board of Directors, or management.

After completing its review and evaluation of director candidates, our Compensation, Nominating & Governance Committee recommends to our full Board of Directors the director nominees for selection. Our Compensation, Nominating & Governance Committee has discretion to decide which individuals to recommend for nomination as directors and our Board of Directors has the final authority in determining the selection of director candidates for nomination to our Board of Directors.

Stockholder Recommendations and Nominations to our Board of Directors

Our Compensation, Nominating & Governance Committee will consider recommendations and nominations for candidates to our Board of Directors from stockholders holding at least one percent of our fully diluted capitalization continuously for at least twelve months prior to the date of the submission of the recommendation in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation, amended and restated bylaws, all applicable company policies, and all applicable laws, rules, and regulations, including those promulgated by the SEC. Our Compensation, Nominating & Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines, and the director nominee criteria described above.

A stockholder that wants to recommend a candidate for election to our Board of Directors should direct the recommendation in writing by letter to Palantir Technologies Inc., attention of the Chief Legal and Business Affairs Officer, at 1555 Blake Street, Suite 250, Denver, Colorado 80202. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us, and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board of Directors membership.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2022 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2022 Annual Meeting.”

Communications with our Board of Directors

Stockholders and other interested parties wishing to communicate directly with our directors may do so by writing and sending the correspondence to our Chief Legal and Business Affairs Officer or Legal Department by mail to our corporate headquarters at Palantir Technologies Inc., 1555 Blake Street, Suite 250, Denver, Colorado 80202.

Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if our common stock is held by a nominee, the name and address of the beneficial owner of our common stock, or, if such party is not a stockholder, the name and address and other relevant contact information of such party, and (ii) if applicable, the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our Chief Legal and Business Affairs Officer or Legal Department, in consultation with appropriate directors as necessary, shall review all incoming communications submitted in accordance with this policy (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material), and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the Chairperson of the Board of Directors or the Lead Independent Director if there is not an independent Chairperson of the Board of Directors and our Board of Directors has appointed a Lead Independent Director.

Our Chief Legal and Business Affairs Officer or Legal Department may decide in the exercise of his, her, or its judgment whether a response to any communication is necessary and shall provide a report to the Compensation, Nominating & Governance Committee on a quarterly basis of any stockholder communications received to which the Chief Legal and Business Affairs Officer or Legal Department has responded.

These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Corporate Governance Guidelines and Code of Conduct

Our Board of Directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board of Directors, and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a code of conduct that applies to all of our officers, directors, employees, contractors, and consultants, including our CEO, Chief Financial Officer (“CFO”), and other executive and senior financial officers. The full text of our corporate governance guidelines and our code of conduct is posted on the investor relations page on our website. We intend to disclose any amendments to our code of conduct, or waivers of its requirements, on our website or in filings under the Exchange Act.

Director Compensation

Prior to the listing of our Class A common stock on the NYSE, we did not have a formal policy with respect to compensation payable to our non-employee directors for service as directors. From time to time, we have granted equity awards to certain non-employee directors to entice them to join our Board of Directors or for their continued service on our Board of Directors. In July 2020, our Board of Directors approved new awards of restricted stock units (“RSUs”) covering 148,305 shares of Class A common stock to each of Ms. Schiff and Messrs. Rascoff and Moore. The shares subject to the foregoing awards vest upon the satisfaction of both a service-based vesting condition and a performance-based vesting condition. The performance-based vesting condition was satisfied in connection with our direct listing on the NYSE. The service-based vesting condition is satisfied in four equal annual installments beginning on July 1, 2021, subject in each case to continued service to us through each such date. Directors are also entitled to be reimbursed for expenses associated with attending meetings of our Board of Directors.

Our Outside Director Compensation Policy was adopted by our Board of Directors and approved by our stockholders in September 2020 in connection with our direct listing.

Pursuant to our Outside Director Compensation Policy, each non-employee director (or “outside director”) other than Mr. Thiel (each, a “Non-Founder Outside Director”) will be eligible to receive compensation for his or her service consisting of cash retainers and equity awards. Mr. Thiel will not receive compensation or benefits under the Outside Director Compensation Policy, other than potential reimbursement of expenses as described below. Our Board of Directors may amend, alter, suspend, or terminate the Outside Director Compensation Policy at any time and for any reason, provided that no such amendment, alteration, suspension, or termination will materially impair the rights of an outside director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed in writing between the outside director and us. The Outside Director Compensation Policy will be administered by our Board of Directors or a designated committee of our Board of Directors.

Cash Compensation

Pursuant to our Outside Director Compensation Policy, all Non-Founder Outside Directors serving as directors during the fourth quarter of our fiscal year ended December 31, 2020 (Messrs. Moore and Rascoff, and Ms. Schiff) were paid cash compensation as set forth below, prorated for one quarter.

2020 Annual Retainer ($)
Board of Directors:
All non-employee members	40,000
Additional retainer for Non-Executive Chairperson of the Board of Directors	25,000
Audit Committee:
Additional retainer for Chairperson	25,000
Additional retainer for Non-Chairperson members	12,500
Compensation, Nominating & Governance Committee:
Additional retainer for Chairperson	25,000
Additional retainer for Non-Chairperson members	12,500

For clarity, each Non-Founder Outside Director who serves as the chairperson of a committee will receive only the additional annual fee for services as the chair of the committee and not the additional annual fee for services as a member of the committee while serving as such chair.

Each annual cash retainer and additional annual fee will be paid quarterly in arrears on a prorated basis to each outside director who has served in the relevant capacity at any point during the immediately preceding fiscal quarter. Mr. Thiel will not receive any cash compensation under the Outside Director Compensation Policy.

Equity Compensation

Non-Founder Outside Directors will be eligible to receive all types of awards other than incentive stock options under our 2020 Equity Incentive Plan (“2020 Plan”). Mr. Thiel will not receive any equity compensation under the Outside Director Compensation Policy. Pursuant to our Outside Director Compensation Policy, nondiscretionary, automatic grants of equity awards will be made to our Non-Founder Outside Directors as follows:

•

Initial Award. Each person who first becomes a Non-Founder Outside Director (either by election or appointment) following the effective date of the Outside Director Compensation Policy will be granted an equity award on the first trading day on or after such individual first becomes a Non-Founder Outside Director consisting of RSUs with a value of $400,000, with any resulting fractional shares rounded down to the nearest whole share. If an individual was a member of our Board of Directors and also an employee, becoming a Non-Founder Outside Director due to termination of employment will not entitle the Non-Founder Outside Director to an initial award. Each such initial award will be scheduled to vest as follows: one-third of the shares subject to the initial award will be scheduled to vest on each of the one, two, and three year anniversaries of the date the individual first became a Non-Founder Outside Director, in each case subject to the Non-Founder Outside Director continuing to be a service provider through the applicable vesting date.

•	Annual Award. Each Non-Founder Outside Director will be granted an award of RSUs on the first trading day immediately following each annual meeting of our stockholders that occurs after the effectiveness of the Outside Director Compensation Policy with a value of $300,000, with any resulting fractional shares rounded down to the nearest whole share; provided that, in certain circumstances described in the Outside Director Compensation Policy, this amount will be prorated. Each annual award will be scheduled to vest on the earlier of (i) the one-year anniversary of the annual award’s grant date, or (ii) the day immediately before the date of the next annual meeting following the annual award’s grant date, in each case, subject to the Non-Founder Outside Director continuing to be a service provider through the applicable vesting date.

The “value” for the awards of RSUs described above means the grant date fair value determined in accordance with U.S. generally accepted accounting principles, or such other methodology as our Board of Directors or a designated committee of our Board of Directors may determine prior to the grant of the applicable award.

Pursuant to our Outside Director Compensation Policy, each Non-Founder Outside Director award is treated in accordance with our 2020 Plan, which provides that in the event of a change in control, all restrictions on any outside director’s outstanding awards will lapse, and all performance goals or other vesting requirements for his or her performance awards will be deemed achieved at 100% of target levels, and all other terms and conditions met.

Non-Founder Outside Directors also may be eligible to receive other compensation and benefits, as may be determined by our Board of Directors or a designated committee of our Board of Directors from time to time. In addition, each outside director, including Mr. Thiel, is entitled to be reimbursed for their reasonable, customary, and properly documented, out-of-pocket expenses in connection with service on our Board of Directors or any committee of our Board of Directors.

Pursuant to our Outside Director Compensation Policy, no Non-Founder Outside Director may be granted awards with values, and be provided any other compensation (including without limitation any cash retainers or fees) with amounts that, in any fiscal year, in the aggregate, exceed $750,000, provided that such amount is increased to $1,500,000 in the fiscal year in which the individual first becomes a Non-Founder Outside Director. Any awards or other compensation provided to an individual (a) for his or her services as an employee, or for his or her services as a consultant other than as a Non-Founder Outside Director, or (b) prior to the effective date of the Outside Director Compensation Policy, will be excluded for purposes of the foregoing limits.

The following table sets forth information regarding compensation earned by or paid to our outside directors during our fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	Total ($)
Peter Thiel(2)	—	—	—
Alexander Moore(3)	16,250	843,855	860,105
Spencer Rascoff(4)	16,250	843,855	860,105
Alexandra Schiff(5)	13,125	843,855	856,980
Adam Ross(6)	—	—	—

(1)

Amounts represent the grant date fair value of such awards, calculated in accordance with the provisions of Accounting Standards Codification (“ASC Topic”) 718. The assumptions that we used to calculate these amounts are discussed in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.

(2)	As of December 31, 2020, Mr. Thiel held no outstanding awards.
(3)	As of December 31, 2020, Mr. Moore held 148,305 RSUs scheduled to vest, of which none were vested as of such date.
(4)	As of December 31, 2020, Mr. Rascoff held 148,305 RSUs scheduled to vest, of which none were vested as of such date.
(5)	As of December 31, 2020, Ms. Schiff held 148,305 RSUs scheduled to vest, of which none were vested as of such date.
(6)	As described below, Mr. Ross resigned from our Board of Directors in August 2020.

On November 23, 2020, shortly following Adam Ross’ resignation from our Board of Directors, our Compensation, Nominating & Governance Committee amended the stock option to purchase 400,000 shares of our Class A common stock that was granted to Mr. Ross on November 10, 2017 under our 2010 Equity Incentive Plan (as amended from time to time, the “Amended 2010 Equity Incentive Plan,” or the “2010 Plan”) to provide that the vested portion of the option remain exercisable until August 25, 2023. Prior to such amendment, the vested portion of Mr. Ross’ option generally would have remained exercisable only 90 days following the date Mr. Ross resigned from our Board of Directors, or until November 22, 2020. The grant date fair value of such extension, calculated in accordance with the provisions of ASC Topic 718, was $460,848.

Voting Structure and Arrangements

Multi-Class Common Stock

We have three series of common stock, Class A common stock, Class B common stock, and Class F common stock, which have different voting rights. Shares of Class A common stock have one vote per share. Shares of Class B common stock have ten votes per share. Subject to the Ownership Threshold (as defined below), shares of Class F common stock will generally have a number of votes per share that would cause the total votes of all shares of Class F common stock, together with other shares of Class A common stock and Class B common stock held by our Founders and their affiliates that are subject to the Founder Voting Agreement or are Designated Founders’ Excluded Shares, to equal 49.999999% of the voting power with respect to a matter. If the Ownership Threshold is not met, the shares of Class F common stock will have ten votes per share. In certain cases, however, even if the Ownership Threshold is met, if the voting power of shares of Class A common stock and Class B common stock held by the Founders or their affiliates that are subject to the Founder Voting Agreement or are Designated Founders’ Excluded Shares collectively equals greater than 49.999999% of the voting power with respect to a matter, then the Class F common stock will have zero votes with respect to such matter.

Founder Voting Trust

All shares of our Class F common stock are held in the Founder Voting Trust. So long as our Founders who are then party to the Founder Voting Agreement and certain of their affiliates collectively meet the Ownership Threshold on the applicable record date, then the Class F common stock, when taken together with all other shares subject to the Founder Voting Agreement and any Designated Founders’ Excluded Shares (as defined in our amended and restated certificate of incorporation and as described further below), will give our Founders the ability to control up to 49.999999% of the total voting power of our capital stock. The ownership threshold (defined in our amended and restated certificate of incorporation as the “Ownership Threshold”) is 100 million “Corporation Equity Securities,” as defined in our amended and restated certificate of incorporation, and is subject to reduction if a Founder withdraws from the Founder Voting Agreement. As of the record date for the annual meeting, the Ownership Threshold was satisfied.

Our amended and restated certificate of incorporation requires that, with respect to each matter that is submitted to a vote of our stockholders at the annual meeting, each of our Founders who is then party to the Founder Voting Agreement will, no later than three business days prior to the date of the annual meeting (the “Instruction Date”), deliver to our Secretary, the Trustee and each other Founder who is then party to the Founder Voting Agreement an instruction identifying how such Founder desires votes corresponding to the Class F common stock to be cast (which can include a vote of “withhold” or “abstain” that may not constitute a “vote” under the applicable voting standard required to approve the matter or elect the director nominee). All three Founders are currently party to the Founder Voting Agreement. Accordingly, to the extent that at least two Founder instructions contain the same instruction as to how the Class F common stock should be cast in respect of a matter, the shares of Class F common stock held in the Founder Voting Trust will be voted, as a whole, by the Trustee in the manner contained in such matching instructions with respect to such matter. Conversely, if no two voting instructions are the same with respect to a matter, the shares of Class F common stock held in the Founder Voting Trust will be voted, as a whole, in the following manner by the Trustee with respect to such matter: (i) in the case of a vote on a director nominee, as “withhold,” (ii) in the case of the vote on the frequency of the “say-on-pay” vote, as “abstain,” and (iii) in the case of the ratification of the appointment of our independent registered public accounting firm, as “abstain.” The Trustee will not exercise any voting discretion over the shares of Class F common stock held in the Founder Voting Trust.

Founder Voting Agreement

Our Founders are currently party to the Founder Voting Agreement. Under the terms of the Founder Voting Agreement, the shares subject to the Founder Voting Agreement will be voted with respect to a matter in the same manner in which the Trustee votes the shares of Class F common stock with respect to such matter. Pursuant to the terms of the Founder Voting Agreement, each Founder granted, and Mr. Thiel caused certain of his affiliates to grant, a proxy and power of attorney to the Grantee to vote, or to deliver or not deliver consents, as applicable, with respect to:

(1) any Corporation Equity Securities entitled to vote on a matter submitted to a vote of our stockholders (other than shares of Class F common stock) that are held or owned, directly or indirectly, by such Founder or such affiliate, if applicable, and for which such Founder or such affiliate either has (a) sole voting power or (b) shared voting power and the power and authority to grant, or to cause to be granted, a proxy and power of attorney with respect to such Corporation Equity Securities; and

(2) any other shares of our capital stock entitled to vote on a matter submitted to a vote of our stockholders (other than shares of Class F common stock) as volunteered by such Founder or such affiliate.

For each matter subject to a vote at the annual meeting, the Founder Voting Trust Agreement provides that the Trustee will notify the Grantee of how the Trustee will vote the shares of Class F common stock held in the Founder Voting Trust. Pursuant to the Founder Voting Agreement, the Grantee will vote all shares of our capital stock entitled to vote on such matter for which the Grantee has been granted a proxy and power of attorney in accordance with the Founder Voting Agreement and will take all necessary and appropriate action in order to ensure that all such shares are voted, as a whole, in the same manner as the shares of Class F common stock will be voted by the Trustee, as notified to the Grantee by the Trustee. If the Grantee has not received a vote notification from the Trustee, the Grantee will not vote any shares of our capital stock over which it has been granted a proxy and power of attorney under the Founder Voting Agreement.

Under our amended and restated certificate of incorporation, a Founder may designate as Designated Founders’ Excluded Shares a number of shares that would otherwise be required to be subject to the Founder Voting Agreement. A Founder’s Designated Founders’ Excluded Shares may be voted (or not voted) by the Founder or certain applicable affiliates of such Founder in his or their discretion, which may include a manner different than the voting power exercised in accordance with the decision of a majority of our Founders who are then party to the Founder Voting Agreement. Such Designated Founders’ Excluded Shares also reduce the total voting power of the Class F common stock. Mr. Thiel has designated a portion of the shares of Class A common stock and Class B common stock beneficially owned by him and his affiliates as Designated Founders’ Excluded Shares. Accordingly, Mr. Thiel or his affiliates may vote or not vote such Designated Founders’ Excluded Shares in their discretion.

Information About Our Capital Stock

The following chart provides information regarding shares of our Class A common stock, Class B common stock, and Class F common stock outstanding as of the close of business on the record date and related information about the number of votes with respect to Proposals 1, 2, and 3.

Number of Shares of Class A Common Stock and Class B Common Stock	1,797,638,301 shares of Class A common stock 68,662,946 shares of Class B common stock
Number of Votes Per Share of Class A Common Stock and Class B Common Stock	One vote per share of Class A common stock Ten votes per share of Class B common stock
Number of Aggregate Votes of Class A Common Stock and Class B Common Stock	2,484,267,761 votes
Number of Shares Subject to the Founder Voting Agreement	60,267,224 shares of Class A common stock 54,183,101 shares of Class B common stock
Number of Aggregate Votes of Class A Common Stock and Class B Common Stock Subject to the Founder Voting Agreement	602,098,234 votes
Number of DFES	112,072,839 shares of Class A common stock 2,962,961 shares of Class B common stock
Number of Aggregate Votes of the DFES	141,702,449 votes
Number of Shares Subject to the Founder Voting Agreement plus DFES (collectively, “Founder Shares”)	172,340,063 shares of Class A common stock 57,146,062 shares of Class B common stock
Number of Aggregate Votes of the Founder Shares	743,800,683 votes
Number of Shares Other than Founder Shares and Class F Shares (“Other Stockholder Shares”)	1,625,298,238 shares of Class A common stock 11,516,884 shares of Class B common stock
Number of Aggregate Votes of the Other Stockholder Shares	1,740,467,078 votes
Number of Aggregate Votes of the Class F Shares	For Proposals 1 and 2: 996,666,325 votes For Proposal 3: Between 0 and 996,666,325 votes
Number of Shares of Class F Common Stock	1,005,000 shares
Number of Votes Per Share of the Class F Common Stock	For Proposals 1 and 2: 991.708 votes per share For Proposal 3: Between 0 and 991.708 votes per share

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors. At the annual meeting, seven directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal.

Nominees

Our Compensation, Nominating & Governance Committee has recommended, and our Board of Directors has approved, Messrs. Karp, Rascoff, Moore, Thiel, and Cohen and Mses. Schiff and Stat as nominees for election as directors at the annual meeting. If elected, each of Messrs. Karp, Rascoff, Moore, Thiel, and Cohen and Mses. Schiff and Stat will serve as a director until the next annual meeting and his or her respective successor is elected and qualified or until his or her earlier death, resignation, or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Messrs. Karp, Rascoff, Moore, Thiel, and Cohen and Mses. Schiff and Stat have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with a non-binding, advisory vote on the frequency of future advisory votes on the compensation of our named executive officers as will be disclosed in accordance with the rules of the SEC. This proposal, commonly known as a “Say-When-on-Pay” proposal, gives our stockholders the opportunity to express their views on whether future advisory votes on the compensation of our named executive officers should occur once every year, every two years, or every three years.

The Say-When-on-Pay vote is advisory, and therefore not binding on us, our Compensation, Nominating & Governance Committee, or our Board of Directors, and will not be interpreted as overruling a decision by, or creating or implying any additional fiduciary duty for, our Compensation, Nominating & Governance Committee or our Board of Directors. Nevertheless, our Compensation, Nominating & Governance Committee and our Board of Directors value the opinions of our stockholders and will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory votes on the compensation of our named executive officers. We are not required to submit a proposal on the compensation of our named executive officers (commonly known as a “Say-on-Pay” proposal) to our stockholders until the third anniversary of the first sale of our shares in our direct listing. Accordingly, we will submit our first Say-on-Pay proposal to our stockholders no later than such third anniversary, and, subject to our consideration of stockholder support for the recommendation of our Board of Directors on this proposal, every three years after the submission of that first proposal.

Vote Required

You have four choices for voting on this proposal. You may indicate your preference, on an advisory basis, as to whether future advisory votes on named executive officer compensation should be conducted every ONE YEAR, TWO YEARS, or THREE YEARS. You may also ABSTAIN from voting. Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors, and the outcome of the vote is not binding on us. Rather, the frequency that receives the greatest number of votes cast by the voting power of the shares of our common stock present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon will be considered the preferred frequency of our stockholders. Broker non-votes and abstentions will have no effect on the outcome of the vote.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “THREE YEARS” AS THE STOCKHOLDERS’ PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2021. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2020.

At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our Audit Committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of Palantir and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our Audit Committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2020 and December 31, 2019.

	2020 ($)	2019 ($)
Audit Fees (1)	5,723,530	1,745,411
Audit-Related Fees	—	—
Tax Fees (2)	469,283	505,401
All Other Fees (3)	1,745	7,220

Total Fees	6,194,558	2,258,032

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with our direct listing in 2020.

(2)	“Tax Fees” consist of fees for professional services for tax compliance, tax advice, and tax planning. These services include consultation on tax matters.
(3)

“All Other Fees” consist of fees billed for products and services provided by the independent registered public accountants other than those disclosed above, which relate to subscription fees paid for access to online accounting research software applications.

Auditor Independence

In 2020, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee shall (i) review and approve, in advance, the scope and plans for the audit and the audit fees and (ii) generally approve in advance, in compliance with SEC rules and regulations, all non-audit and tax services to be performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Our Audit Committee has pre-approved all services performed by Ernst & Young LLP since the pre-approval policy was adopted.

Vote Required

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board of Directors Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2021.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board of Directors composed solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. This written charter is reviewed periodically for changes, as appropriate. With respect to Palantir’s financial reporting process, Palantir’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Palantir’s consolidated financial statements. Palantir’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Palantir’s consolidated financial statements and internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare Palantir’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Palantir’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Spencer Rascoff (Chair)

Alexander Moore

Lauren Friedman Stat

This Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Palantir under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Palantir specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 16, 2021.

Name	Age	Position(s)

Alexander Karp	53	Co-Founder, Chief Executive Officer, and Director

Stephen Cohen	38	Co-Founder, President, Secretary, and Director

Shyam Sankar	39	Chief Operating Officer and Executive Vice President

David Glazer	37	Chief Financial Officer and Treasurer

Matthew Long	40	General Counsel

Ryan Taylor	39	Chief Legal and Business Affairs Officer

For Messrs. Karp and Cohen’s biographies, see the section titled “Nominees for Director.”

Shyam Sankar. Mr. Sankar has served in various positions with us since 2006, most recently as our Chief Operating Officer (“COO”) and Executive Vice President. Mr. Sankar holds a B.S. in Electrical and Computer Engineering from Cornell University and a M.S. in Management Science and Engineering from Stanford University.

David Glazer. Mr. Glazer has served in various positions with us since 2013, most recently as our CFO and Treasurer. Mr. Glazer holds a B.A. in History from Santa Clara University and a J.D. from Emory University School of Law.

Matthew Long. Mr. Long has served in various positions with us since 2009, most recently as our General Counsel. Mr. Long holds a B.A. in Political Science and Communication from Stanford University and a J.D. from Harvard Law School. Mr. Long has transitioned from his position as our General Counsel and as an executive officer, effective on the date of this proxy statement, and has commenced a new role as a Senior Advisor to us.

Ryan Taylor. Mr. Taylor has served in various positions with us since 2010, most recently as our Chief Legal and Business Affairs Officer (“CLBAO”). Mr. Taylor holds a B.S. in Computer Science, an M.S. in Management Science & Engineering from Stanford University, and a J.D. from Harvard Law School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) includes a detailed discussion of compensation for the following executive officers during the fiscal year ended December 31, 2020, which we refer to as our Named Executive Officers (“NEOs”):

Alexander Karp	Co-Founder, Chief Executive Officer, and Director

Stephen Cohen	Co-Founder, President, Secretary, and Director

Shyam Sankar	Chief Operating Officer and Executive Vice President

David Glazer	Chief Financial Officer and Treasurer

Ryan Taylor	Chief Legal and Business Affairs Officer

Executive Summary

2020 was a milestone year for Palantir, including our direct listing on the New York Stock Exchange in September. Our fiscal year 2020 financial results showed sequential improvement year-over-year, including year-over-year revenue growth of 47%. We look forward to carrying our momentum into 2021 and beyond.

We believe that our executive compensation program directly supports our business strategy and that it has helped drive our success—and retention of NEOs—to this point. Our program is designed to attract, retain, and motivate our leadership team in a highly competitive technology talent market while simultaneously aligning executive interests with those of our stockholders. To reward our NEOs for navigating Palantir through the listing process and leading a public company, and in order to incentivize and retain them through the public listing process, the critical early days as a public company, and into the years ahead, our Board of Directors or its committees designed pre-listing award packages for all of our NEOs. These packages for our CEO, our President, and our COO were composed of a combination of RSUs and grants of out-of-the-money options, while the packages for our CFO and our CLBAO were composed of RSUs. After the initial vesting event upon the direct listing, the RSU award for our CFO vests a greater percentage in the final year to encourage retention.

In particular, our CEO’s pre-listing award contains a combination of time-based RSUs and out-of-the-money options that vest over a ten-year period beginning in August 2021. The pre-listing awards granted to our President and our COO contain a combination of time-based RSUs and out-of-the-money options that vest over a five-year period beginning in August 2021. The exercise price of the out-of-the-money options was intended to incentivize sustainable returns to our stockholders and was thus set at $11.38, which was almost 50% higher than the $7.60 then-current fair market value of a share of our common stock (and equal to the per-share price paid in our last round of preferred stock financing).

Compensation Philosophy

Our executive compensation philosophy is shaped by a strong belief that competitiveness of pay opportunities alongside a long-term, performance-based pay orientation drives our success and returns for our stockholders. The objective of our executive compensation program is to attract, retain, and incentivize the most talented personnel who embody our mission and values, increase the competitiveness of our overall compensation program relative to other companies we compete with for such personnel, and incentivize them to work diligently to further our growth and profitability. We do this by designing programs that link executive compensation to overall company performance and the interests of our stockholders.

As our business evolves, we intend to continually evaluate our compensation programs, and we intend to review executive compensation annually in light of our performance, macroeconomic and sector-specific developments and market data trends that may impact executive compensation. We will undertake future evaluations with the support of and input from outside executive compensation consultants and other relevant experts.

Our compensation philosophy is centered around the following principles:

•

Competitiveness: we embrace the different facets of competitiveness—our employees are competitive in that they strive for excellence and measure themselves against goals and metrics of success. In order to retain this caliber of talent, we must provide competitive pay opportunities in a highly competitive talent market in the software and data analytics space.

•

Long-term alignment: our main priority is the sustainable creation of long-term value for our stockholders and the retention of our top executives. Our executive compensation program is designed to retain our executives through equity awards that vest over an extended time period.

To further these principles, we intend to conform to the following corporate governance and compensation principles:

•	Constitute our Compensation, Nominating & Governance Committee solely with independent directors;

•	A significant portion of compensation for NEOs is in the form of equity awards, which aligns the rewards to our NEOs with the interests of our stockholders;

•	Annual review of alignment between pay practices and our performance;

•	Engage an independent compensation advisor, who provides no other services to Palantir; and

•	Encourage executives to trade through 10b5-1 plans.

Our Compensation-Setting Process

Role of our Board of Directors, Special Committees and the Compensation, Nominating & Governance Committee

Our Board of Directors has historically been responsible for overseeing all aspects of our executive compensation programs other than items which involved employee directors. For example, in June 2020 our Board of Directors approved the exchange of “underwater” options (that is, stock options with an exercise price in excess of the then-current fair market value) for substantially all employees (not including our employee board members), including for Messrs. Sankar, Glazer, and Taylor, as described in more detail below. Our Board of Directors has also from time to time delegated certain responsibilities, including compensation for employee directors, to special committees, as described in more detail below. In 2020, our Board of Directors formed the Compensation, Nominating & Governance Committee in connection with our public listing, and as we continue to transition and grow as a public company, the Compensation, Nominating & Governance Committee will generally oversee our executive compensation program, including the compensation of our CEO.

During 2020, our Board of Directors established and delegated authority to certain special committees to assess and approve certain elements of executive officer compensation, including long-term equity incentive awards and other aspects of executive compensation. Specifically, in June 2020, at the same time our Board of Directors approved the exchange of underwater options for substantially all employees (other than our employee board members), our Board of Directors established an Option Review Committee (the “Option Review Committee”) consisting of Mr. Thiel and Mr. Karp to, among other things, assess Mr. Cohen’s underwater option in light of the purpose of our compensation program. Because Mr. Cohen was himself a member of our Board of Directors, our Board of Directors felt it was appropriate to establish this Option Review Committee in order to ensure an independent review of Mr. Cohen’s equity compensation. Mr. Karp did not have any underwater options and thus no modifications were considered or made to his options.

In addition, in July 2020, our Board of Directors established a Special Compensation Committee of our Board of Directors consisting of three independent Board of Directors members, Messrs. Rascoff, Ross, and Moore, to assess whether our compensation programs were appropriately structured to engage and retain Messrs. Karp, Cohen, and Sankar (the “Special Compensation Committee”). The Special Compensation Committee deemed it prudent to review each such executive’s historical compensation and consider and approve new equity awards or other compensation changes as deemed appropriate. As above, our Board of Directors felt that creating a special committee of independent directors to carefully assess and determine the appropriate compensation of these executives provided the independent approach that was in the best interests of our stockholders.

Our Compensation, Nominating & Governance Committee was established in connection with our public listing, and as we continue to transition and grow as a public company, the Compensation, Nominating & Governance Committee will generally oversee our executive compensation program, including the compensation of our CEO.

Role of Management

Members of management typically make recommendations to our Board of Directors or the applicable committee of our Board of Directors, attend certain Board of Directors and committee meetings, and are involved in the process for determining our NEOs’ compensation, provided that no member of management makes recommendations as to their own compensation or participates in final Board of Directors or committee deliberations about or determinations of their own compensation. Our Board of Directors and committees consider management recommendations but are not required to follow any recommendations and may adjust compensation up or down as they determine in their discretion. Our Board of Directors and/or committees, as applicable, review the recommendations of management, and other data in determining each NEO’s total compensation, as well as each individual pay component.

Role of the Compensation Consultant

The Compensation, Nominating & Governance Committee has the authority to engage its own advisors to assist in carrying out its responsibilities, as did each of the Option Review Committee and Special Compensation Committee. Semler Brossy Consulting Group (“Semler Brossy”) was originally engaged in the spring of 2019 and was engaged by the Special Compensation Committee in July of 2020. Throughout 2020, Semler Brossy supported our Board of Directors, the Option Review Committee and the Special Compensation Committee and, once established in connection with our public listing, the Compensation, Nominating & Governance Committee, by providing guidance regarding the amount and types of compensation and structures of compensation programs and awards that we provide to our executives, input on how our compensation practices compare to the compensation practices of other similarly situated high-growth technology companies, and advice on other compensation-related matters. Currently, Semler Brossy reports directly to the Compensation, Nominating & Governance Committee, although Semler Brossy may meet with members of management for the purposes of gathering information on proposals that management may make to our Board of Directors or its committees. Semler Brossy is independent under applicable guidelines and does not provide any services to us other than the services provided to our Board of Directors and its committees.

Use of Comparative Market Data

Our Board of Directors or the special committees (the Option Review Committee and the Special Compensation Committee), as applicable, assessed each element of the NEOs’ total direct compensation, against aggregate market data.

When comparing the magnitude and design of our listing-related awards to market practices, our Board of Directors and its special committees reviewed trends at pre-IPO / listed technology companies that met various criteria and considerations, including:

•

Comparable talent market dynamics: we operate in a highly competitive talent market in the software and data analytics space that provides significant upside for employees when companies enter the public market. It was important to us that we hold onto key employees by providing them with awards that would deter joining other private companies with public ambitions or recently public technology companies;

•

Scale and complexity: as we prepared for our direct listing, we anticipated many strategic and operational challenges relating to the rapid growth of our business, similar to other recently public software-as-a-service companies.

•

High rate of stockholder returns: we have the potential to provide substantial returns to stockholders over the course of our growth, a portion of which would be shared with the leading executive team. We compared the realizable pay opportunity relative to future stockholder returns (i.e., sharing rate) at other high-growth technology companies to determine what portion of growth should be shared with our executive team.

In addition to the above, we referenced Radford Global Technology survey data as an informal input into decision making throughout the year. As such, we did not benchmark our NEOs against any specific percentile or cohort of the survey. We did not engage in formalized benchmarking against a peer group in 2020.

Elements of Executive Pay and 2020 Compensation

Additional information on our executive pay arrangements can be found in the “Executive Compensation and Related Arrangements” section of this Proxy Statement, and certain of the executive pay arrangements described in this CD&A are also described in the “Executive Compensation” section of Palantir’s final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act on September 30, 2020 (the “Prospectus”).

Base Salary

Our base salaries provide cash compensation to our NEOs that reflects a baseline rate for their services. Cash compensation has not been, nor have we intended it to be, the most significant form of compensation for our executives. We determine our base salary rates based upon each individual’s role, impact for Palantir, and base salary rates at similar companies. Descriptions of additional compensatory arrangements and values are described in further detail in the Summary Compensation Table.

Annual Distribution

We have in recent years provided substantially all of our employees, including our NEOs, with a company distribution. The company distribution has been awarded based on Palantir’s performance, as an additional means to incentivize and reward employees for their efforts in advancing Palantir’s performance. Distribution amounts for individual employees are generally determined on the basis of role and tenure. This distribution has historically represented a minimal portion of our NEOs’ overall compensation opportunity. The distribution with respect to 2020 was granted in the form of RSUs that are scheduled to vest in full as of May 13, 2021, subject to each employee’s continued service with us. The company distribution consisted of a grant of 1,213 RSUs, with a grant date fair value of $28,081, for each of Messrs. Karp, Cohen, Sankar, and Taylor and a grant of 995 RSUs, with a grant date fair value of $23,034, for Mr. Glazer.

Equity Compensation

Prior to our direct listing, our Board of Directors granted awards to our key executives, including our NEOs, that would support their retention and motivate their continued strong performance following our direct listing.

Equity Awards to our CEO, President, and COO

In 2020, our Board of Directors considered establishing an independent committee to review the compensatory arrangements for our CEO, President, and COO that would encourage their long-term retention and motivate success against our goals of long-term growth and stockholder value delivery, particularly in light of the then-upcoming direct listing of our shares and the focus, dedication and expertise it would take to successfully complete the listing, transition to a publicly traded company, and continue our growth trajectory in the years to come.

The Special Compensation Committee was formed to review the compensation of these three executives. A central theme of the compensation review was ensuring the near- and long-term success of Palantir through the retention of critical executive talent. As a result, the Special Compensation Committee paid particular attention to the variety of other opportunities each executive could pursue as well as the individual leadership skillsets that each of these executives brings to Palantir. In its assessment, the Special Compensation Committee also considered that previous individual equity grants made to these executives were largely scheduled to vest by 2022, which increased the importance of providing compensation to retain, motivate, and engage them over the longer term.

The Special Compensation Committee worked closely with its compensation consultant Semler Brossy to assess the appropriate compensation structure for each of these executives and ultimately determined that equity grants made in the form of RSUs (“Executive RSUs”) and out-of-the-money options (“Executive Options”) best balanced the need to retain these executives over the long-term and the desire to tie their compensation to our long-term performance and success. Board of Directors member and Board of Directors Chairman Mr. Thiel also presented to the Special Compensation Committee, including with regard to the importance of awards that promoted retention and incentivized performance and provided input on the potential structure.

Ultimately, in structuring these awards, the Special Compensation Committee sized the awards and attached vesting conditions that reflected a long-term view of our growth potential and of the criticality of the executive team to shepherding our success. Specifically, the grants to Mr. Karp will, upon commencement of vesting in August 2021, represent the majority of his compensation and are scheduled to vest over a ten-year period. The grants to Messrs. Cohen and Sankar will, upon commencement of vesting in August 2021, represent the majority of their compensation and are scheduled to vest over a five-year period. The longer vesting periods of the pre-listing grants to our CEO, President, and COO were intended to foster their longer-term retention and to ensure that their compensation packages provide the appropriate risk-and-reward profile and focus on sustainable growth. In particular, the Special Compensation Committee determined that the ten-year vesting period beginning in August 2021 of the awards provided to Mr. Karp was critical to achieving these objectives given his role as Palantir’s CEO. The Special Compensation Committee felt a five-year vesting period beginning in August 2021 for the awards for Messrs. Cohen and Sankar was critical to achieving these objectives given their roles.

After contemplation and discussions with management and Semler Brossy, on August 6, 2020, prior to our direct listing, the Special Compensation Committee granted the Executive Options and Executive RSUs as follows:

Named Executive Officer	Number of Shares of Class B Common Stock Covered by Award	Type of Award
Alexander Karp	141,000,000	Stock Option
Alexander Karp	39,000,000	RSU Award
Stephen Cohen	13,500,000	Stock Option
Stephen Cohen	13,500,000	RSU Award
Shyam Sankar	7,500,000	Stock Option
Shyam Sankar	7,500,000	RSU Award

Each Executive Option has an exercise price of $11.38 per share, which was almost 50% higher than the $7.60 then-current fair market value of a share of our common stock (and equal to the per-share price paid in our last round of preferred stock financing), and therefore created direct alignment between the realizable value of the Executive Options and the delivery of value to our stockholders without incentivizing excessive risk-taking.

Each RSU award (Executive RSU awards and other RSU awards made before our direct listing, including those made to Messrs. Glazer and Taylor discussed below) is scheduled to vest upon the satisfaction of both a service-based and a performance-based vesting condition. The performance-based condition included the achievement of a successful public offering (or other successful exit event), to motivate our executives to help us achieve an exit.

The performance-based condition was satisfied with our direct listing on September 30, 2020, due in part to the extraordinary efforts of our NEOs. If a qualifying exit event had not occurred by November 4, 2026, the RSUs would have been forfeited for no consideration.

The service-based vesting condition of the Executive RSUs and the time-based vesting conditions of the Executive Options are substantially the same, explained in more detail above, and are intended to provide long-term retention incentives. As with RSUs granted to other employees, the Executive RSUs will be subject to automatic “sell to cover” upon vesting, whereby a portion of RSU shares will be automatically sold to cover tax withholding obligations incurred in connection with each vesting date, the proceeds from which we are required to remit to the appropriate tax authorities on behalf of the executives.

The Special Compensation Committee considered the importance of aligning the interests of our stockholders and the incentives associated with these awards, including with respect to a potential future acquisition of Palantir. In particular, the Special Compensation Committee wanted to appropriately motivate these executives to pursue a change in control of Palantir where doing so was in the best interests of our stockholders and structured the awards in a manner intended to do so, as described below.

Under the original terms of the Executive Option and Executive RSUs granted to our CEO, upon a change in control of Palantir, if he remains a service provider through immediately prior to the change in control, 20% of the shares subject to the applicable award would have accelerated and fully vested immediately prior to such change in control. However, in January 2021, our Compensation, Nominating & Governance Committee revisited this provision of Mr. Karp’s Executive Options and Executive RSUs. After analysis and guidance from Semler Brossy, the Compensation, Nominating & Governance Committee felt that these provisions could better align Mr. Karp’s incentives with those of our stockholders. The Compensation, Nominating & Governance Committee determined it could more strongly incentivize him to appropriately consider Palantir change in control scenarios that are in the best interests of our stockholders, particularly in the earlier years of his awards’ vesting schedules, while neither excessively encouraging nor discouraging the pursuit of these transactions, by further modifying the acceleration provisions. As a result, the Compensation, Nominating & Governance Committee amended Mr. Karp’s Executive Options and Executive RSUs to provide that, in the event of a change in control, and provided he remains a service provider through immediately prior to the change in control, the greater of (i) 20% of the shares subject to the applicable award or (ii) 50% of the remaining unvested portion of the applicable award will accelerate and fully vest immediately prior to the change in control.

The Executive Options and Executive RSUs granted to Messrs. Cohen and Sankar provide that if Palantir experiences a change in control, and the Named Executive Officer remains a service provider through immediately prior to the change in control, 40% of the shares subject to the applicable award will accelerate and fully vest immediately prior to such change in control.

CFO and CLBAO Pre-Listing Grants

In August 2020, our Board of Directors worked with Semler Brossy to review the overall compensation arrangements for Messrs. Glazer and Taylor. Our Board of Directors felt it was appropriate to both reward these executives for their efforts on behalf of Palantir, including toward successful completion of our direct listing, and to provide equity awards that would both retain and motivate them over the next several years. Our Board of Directors considered whether a similar combination of Executive Options and Executive RSUs as provided to our CEO, President, and COO would be appropriate, but ultimately determined that RSUs would be the most appropriate vehicle for our CFO and CLBAO given the direct alignment between the value of RSUs at vest and changes in our stock price. As a result, our Board of Directors approved an RSU grant for Mr. Glazer covering 4,030,000 shares of Class A common stock and two RSU grants for Mr. Taylor covering 1,372,360 shares of Class A common stock in total. Both grants are scheduled to vest upon the satisfaction of both a service-based and a performance-based vesting condition, as discussed above. The awards to Messrs. Glazer and Taylor were partially vested at listing in recognition of their historical contributions, including their work preparing us for our public listing. The vesting of the remainder of Mr. Glazer’s award is back-loaded, with a larger portion scheduled to vest in 2023 as compared to the remainder of 2020, 2021, and 2022 in order to encourage his retention and the successful execution of our post-listing strategic growth plan. Detailed descriptions of the vesting of Messrs. Glazer’s and Taylor’s equity awards can be found in the “Outstanding Equity Awards at Fiscal Year End” table in the “Executive Compensation and Related Arrangements” section of this Proxy Statement.

As with RSUs granted to other employees, the RSUs granted to Messrs. Glazer and Taylor will be subject to automatic “sell to cover” upon vesting, whereby a portion of RSU shares will be automatically sold to cover tax withholding obligations incurred in connection with each vesting date, the proceeds from which we are required to remit to the appropriate tax authorities on behalf of the executives.

The RSUs granted to Messrs. Glazer and Taylor did not contain special acceleration of vesting features. However, under the terms of our 2010 Plan, our primary pre-listing equity incentive plan, in the event of a change in control, these awards will immediately vest as to 25% of the shares subject to the award and will vest in full if the awards are not assumed or substituted for by the acquiror.

Stock Option Exchanges

In June 2020, our Board of Directors determined that existing option grants were no longer fully meeting the primary objectives of our compensation program and that option exchanges were appropriate to reinvigorate the retention and incentive value of underwater options held by certain executives and our employees more broadly. Our Board of Directors approved an exchange of underwater options for substantially all employees (not including our employee board members). In connection with that re-pricing, stock options held by Messrs. Sankar, Glazer, and Taylor, each with an exercise price of $6.03 per share and a stock option held by Mr. Glazer with an exercise price of $4.75 per share were canceled and exchanged for new stock options with an exercise price equal to $4.72 per share (the then-current fair market value of a share of our common stock) and a new ten-year term. The new options retained the same vesting schedule as the options they replaced.

In consideration of the same concerns with respect to the underwater option held by Mr. Cohen, our Board of Directors established a special Option Review Committee, consisting of Board of Directors members Messrs. Thiel and Karp, to assess whether the principal purposes of our compensation programs were being fulfilled. After analysis and consultation with Semler Brossy, the Option Review Committee concluded that an exchange of Mr. Cohen’s underwater option was warranted to provide the appropriate incentives to Mr. Cohen, but that it was also appropriate to impose new vesting conditions on a portion of the vested option, in order to magnify the retention power of the new option. As a result, the Option Review Committee approved:

•

the exchange of Mr. Cohen’s stock option covering 12,401,568 shares of our Class B common stock with an exercise price of $6.03 per share for a new option with an exercise price equal to $4.72 per share and a new ten-year term, consistent with the exchange approved by our Board of Directors for substantially all employees.

•

imposing a vesting condition on already vested shares by “unvesting” 3,444,880 shares subject to the underwater option that had already vested at the time of the exchange and imposing a new one-year vesting period on those shares.

Under the terms of our 2010 Plan, our primary pre-listing equity incentive plan, in the event of a change in control, these awards will immediately vest as to 25% of the shares subject to the award, and will vest in full if the awards are not assumed or substituted for by the acquiror.

For additional information with respect to the stock options held by our NEOs, please see the footnotes to the table below titled “Outstanding Equity Awards at Fiscal Year-End.”

Benefits

Our NEOs have the opportunity to participate in the same benefits programs offered to all employees. In addition, our CEO, President, and COO are provided additional benefits related to tax planning and financial advice, and our NEOs other than Mr. Taylor are provided additional umbrella liability insurance coverage. Furthermore, certain of our executives, including our CEO, are provided additional security-related benefits including private use of corporate aircraft, certain security services, and the provision of corporate housing in locations to which they regularly travel on business. We believe that the perquisites provided to our NEOs are appropriate given the use of similar benefits at software and data analytics companies of comparable size and with similarly high public profiles and that the perquisites serve Palantir’s interest by ensuring the safety of our key executives and our proprietary data. The security-related benefits provided to our CEO result from a bona-fide business-related security concern given the nature of our business and his leadership role at Palantir. The security-related benefits are regularly reviewed by third parties to determine if the benefits provided are consistent with those necessitated by the business-related security concern.

Due to the high-profile nature of our CEO’s work for us, we will provide Mr. Karp with security continuation support following the termination of his employment with us, if his employment is terminated under certain conditions and he executes a separation agreement and release of claims. This continued support generally will consist of the continuation of his security program as in effect immediately prior to Mr. Karp’s termination for a specified period of time (which length will depend on whether the termination is an involuntary, voluntary or other termination), plus additional payments sufficient to make the security continuation and such additional payments tax neutral to Mr. Karp. We offered the security continuation support to Mr. Karp, in part, because the risks that he faces as a result of his high-profile work on behalf of and association with Palantir are reasonably expected to continue following any termination of his employment.

As detailed further in the “Executive Compensation and Related Arrangements” section of this Proxy Statement and as also previously described in the “Executive Compensation” section of the Prospectus, prior to our listing, in November 2016, we made a loan with a principal value of $25,900,000 to Mr. Cohen in order to fund tax liabilities that Mr. Cohen incurred in connection with the exercise of expiring options. In approving the loan, our Board of Directors considered that Mr. Cohen would otherwise need to fund such liabilities with a sale of a large number of shares, which could depress Palantir’s stock price and significantly increase the number of stockholders. In connection with the loan, Mr. Cohen provided a limited recourse promissory note secured by shares of stock of Palantir held by Mr. Cohen worth, at the then-current valuation, 300% of the principal amount of the loan.

As part of its overall assessment of Mr. Cohen’s compensation, the Special Compensation Committee considered this promissory note, which, pursuant to rules under the Sarbanes-Oxley Act of 2002, was required to be repaid by Mr. Cohen prior to the first public filing of our Form S-1 registration statement in connection with our direct listing.

After careful consideration and analysis, including consideration of the requirements of Section 402 of the Sarbanes-Oxley Act of 2002, Mr. Cohen’s compensation arrangements, and his ongoing contributions to Palantir, the Special Compensation Committee determined that it was in the best interests of Palantir and our stockholders to accept 3,500,000 shares of common stock with a then-current per share fair market value of $7.60 for a total value of $26,600,000 in partial repayment of the loan and accrued interest, forgive the remaining amount owed of $787,626, and provide tax neutralization payments to Mr. Cohen with respect to taxes resulting from the repayment and the forgiveness in order to make the partial repayment and forgiveness tax neutral to him, with such payments not to exceed the original principal amount of the loan without subsequent authorization by our Board of Directors or a duly authorized committee of our Board of Directors.

Other Compensation Information

Post-Employment Compensation

The post-employment compensation terms for key executives are designed to ensure that a change in control only occurs when there is benefit to stockholders, as our executives are incentivized through their stake to think of themselves as owners of Palantir. Other than the termination provisions described above related to the equity awards granted to our NEOs and the post-termination security continuation arrangements with Mr. Karp, we have not entered into severance or change in control arrangements with our NEOs. We may consider doing so in the future if we believe it to be important to the continued retention and focus of our NEOs.

Accounting and Tax Consideration Treatment

The Compensation, Nominating & Governance Committee generally takes into consideration the tax implications to Palantir of our NEO compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the IRC.

While our Compensation, Nominating & Governance Committee may consider the deductibility of equity awards and cash and other compensation as one factor in determining executive compensation, the committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

In addition to considering the tax consequences, our Compensation, Nominating & Governance Committee generally considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

Hedging and Pledging Policies.

We have implemented a policy that prohibits hedging by our NEOs. In addition, our NEOs are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account, subject to certain limited potential exceptions with respect to members of our Board of Directors and our CEO.

Compensation and Risk

Our Compensation, Nominating & Governance Committee reviews and discusses with management the risks arising from our compensation philosophy and practices generally applicable to our employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks.

In addition, our Compensation, Nominating & Governance Committee engaged Semler Brossy to independently conduct a risk assessment of our general compensation policies and practices and related mitigation controls. After consideration of the findings of this assessment and its discussions with management, our Compensation, Nominating & Governance Committee concluded that our compensation policies and practices are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage employees to take unnecessary or excessive risks, and that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation, Nominating & Governance Committee Report

The Compensation, Nominating & Governance Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation, Nominating & Governance Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation, Nominating & Governance Committee

Alexander Moore

Alexandra Schiff

Fiscal 2020 Summary Compensation Table

The following table presents information regarding the compensation awarded to, earned by and paid to each individual who served as one of our named executive officers during the years ended December 31, 2019 and 2020. Mr. Karp was appointed as CEO prior to 2019, Mr. Cohen was appointed as President on July 6, 2020 and as Secretary prior to 2019, Mr. Sankar was appointed as COO and Executive Vice President on July 6, 2020, Mr. Glazer was appointed as CFO on July 6, 2020 and as Treasurer prior to 2019, and Mr. Taylor was appointed as CLBAO on July 6, 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Alexander Karp	2020	1,101,637	(2)	28,081	(3)	296,400,000	(4)	797,851,743	(4)	—	3,131,836	(5)	1,098,513,297
Chief Executive Officer	2019	901,637		105,000		8,267,709		—		—	2,825,631		12,099,977
Stephen Cohen	2020	2,175,610	(6)	28,081	(3)	102,600,000	(4)	80,704,876	(4)(7)	—	6,495,102	(8)	192,003,669
President & Secretary	2019	2,180,617		21,200		2,480,313		11,310,230		—	24,677		16,017,037
Shyam Sankar	2020	509,819	(9)	44,672	(3)	57,000,000	(4)	45,010,811	(4)(10)	—	83,488	(11)	102,648,790
Chief Operating Officer & Executive Vice President	2019	496,206		21,200		25,365,798		—		—	94,111		25,977,319
David Glazer	2020	451,050	(12)	32,347	(3)	37,438,700		856,536	(10)	—	9,430	(13)	38,788,063
Chief Financial Officer & Treasurer
Ryan Taylor	2020	646,718	(14)	39,428	(3)	12,749,224		878,099	(10)	—	—		14,313,469
Chief Legal and Business Affairs Officer

(1)

These columns reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 of the options to purchase shares of our common stock, growth units, and RSUs granted to the NEOs. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2020. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the executive officers.

(2)	Salary includes $177,273 salary paid in bi-monthly installments, $124,364 paid in quarterly installments as an additional stipend, and $800,000 paid in quarterly installments as a travel stipend.
(3)

The amounts reflect RSUs received as part of Palantir’s broad-based company distribution program. As part of the distributions, Mr. Karp received 1,213 RSUs with a grant date fair value of $23.15 per share, Mr. Cohen received 1,213 RSUs with a grant date fair value of $23.15 per share, Mr. Sankar received 3,515 RSUs with a grant date fair value of $4.72 per share and 1,213 RSUs with a grant date fair value of $23.15 per share, Mr. Glazer received 1,973 RSUs with a grant date fair value of $4.72 per share and 995 RSUs with a grant date fair value of $23.15 per share, and Mr. Taylor received 2,404 RSUs with a grant date fair value of $4.72 per share and 1,213 RSUs with a grant date fair value of $23.15 per share.

(4)

On August 6, 2020, the Special Compensation Committee granted, among other awards, stock options and RSU awards under the 2020 Executive Equity Incentive Plan (“Executive Equity Plan”) covering shares of our Class B common stock to each of our named executive officers. See “— Change in Control Provisions Under 2020 Executive Equity Awards” for additional details.

(5)

The amount reported includes (i) a filing fee under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), in the amount of $280,000, which was paid by Palantir on behalf of Mr. Karp, (ii) costs related to the provision of personal financial and tax advice in the amount of $121,085, (iii) costs related to the provision of additional umbrella liability insurance coverage in the amount of $94,436, (iv) reimbursement of legal fees incurred related to corporate governance matters in connection with Palantir’s direct listing in the amount of $684,214, (v) approximately $1,004,981 in costs related to personal security services provided pursuant to an overall security program based on an independent security study, with such costs being calculated based on an allocation of total costs incurred by Palantir attributable to personal use of the security services at issue, (vi) approximately $914,831 in costs related to the personal use of chartered aircraft pursuant to the security program noted above incurred in connection with service on supervisory boards of other organizations and other personal travel, with such costs representing the actual costs incurred by Palantir, and (vii) approximately $32,289 for other personal travel costs incurred in connection with service on supervisory boards of other organizations, with such costs representing the actual costs incurred by us. No tax-gross-ups were paid to Mr. Karp with respect to any of his 2020 compensation.

(6)

Salary includes $230,000 salary paid in bi-monthly installments, $43,636 paid in bi-monthly installments as an additional stipend, $400 paid as a work-from-home subsidy paid to substantially all employees, and $1,901,574 paid in monthly installments pursuant to a compensation adjustment approved by our Board of Directors on August 6, 2015.

(7)

The amount reported includes the incremental increase in the fair value of the stock option to purchase 12,401,568 shares of our Class B common stock with an exercise price of $6.03 per share arising from the cancellation of such stock option in exchange for the grant of a new stock option with an exercise price of $4.72 per share on June 9, 2020, such increase amounting to $4,314,815.

(8)

The amount reported reflects (i) a filing fee under the HSR Act in the amount of $145,000, which was paid by Palantir on behalf of Mr. Cohen; no tax gross-up was provided to Mr. Cohen for this fee, (ii) costs related to the provision of personal financial and tax advice in the amount of $35,400, (iii) costs related to the provision of additional umbrella liability insurance coverage in the amount of $8,973, (iv) reimbursement of legal fees incurred related to corporate governance matters in connection with Palantir’s direct listing in the amount of $684,214, and (v) loan forgiveness in the amount of $787,626 and tax neutrality payments paid in 2020 with respect to such loan forgiveness and related loan repayment amounting to $4,833,889.

(9)

Salary includes $415,200 salary paid in bi-monthly installments, $94,219 paid in bi-monthly installments as an additional stipend, and $400 paid as a work-from-home subsidy paid to substantially all employees.

(10)

The amounts reflect the incremental increase in the fair value of stock options arising from the cancellation of stock options on June 4, 2020 in exchange for the grant of new stock options with an exercise price of $4.72 per share and an expiration date of June 3, 2030 that was provided to substantially all employees, with respect to the following options: (i) 2,019,169 options held by Mr. Glazer, (ii) 5,535,000 options held by Mr. Sankar, and (iii) 2,092,022 options held by Mr. Taylor.

(11)

The amount reported includes $74,058 in costs related to the provision of personal financial and tax advice and $9,430 related to the provision of additional umbrella liability insurance coverage. All amounts disclosed were based on the actual cost of the benefits provided.

(12)

Salary includes $285,200 salary paid in bi-monthly installments, $165,000 paid in bi-monthly installments as an additional stipend, $450 paid as a health and wellness subsidy, and $400 paid as a work-from-home subsidy paid to substantially all employees.

(13)	The amount reflects costs related to the provision of additional umbrella liability insurance coverage.
(14)

Salary includes $404,688 salary paid in bi-monthly installments, $30,000 paid in bi-monthly installments as an additional stipend, $211,180 paid as a one-time stipend, $450 paid as a health and wellness subsidy, and $400 paid as a work-from-home subsidy paid to substantially all employees.

Fiscal 2020 Grants of Plan-Based Awards

The following table sets forth certain information with respect to all plan-based awards granted to our named executive officers during fiscal year ended December 31, 2020.

Name	Grant Date	All Other Stock Awards: Number of shares of stock or units (#)(1)	All Other Option Awards: Number of securities underlying options (#)(2)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Alexander Karp	08/06/2020(4)	—	141,000,000	11.38	797,851,743
	08/06/2020(5)	35,100,000	—	—	266,760,000
	08/06/2020(4)	3,900,000	—	—	29,640,000
Stephen Cohen	06/09/2020(6)	—	12,401,568	4.72	4,314,816
	08/06/2020(4)	—	13,500,000	11.38	76,390,061
	08/06/2020(5)	13,500,000	—	—	102,600,000
Shyam Sankar	04/02/2020(7)	3,515	—	—	16,591
	06/04/2020(6)	—	97,878	4.72	43,611
	06/04/2020(6)	—	5,437,122	4.72	2,528,278
	08/06/2020(4)	—	7,500,000	11.38	42,438,923
	08/06/2020(5)	7,500,000	—	—	57,000,000
David Glazer	04/02/2020(7)	1,973	—	—	9,313
	06/04/2020(6)	—	34,211	4.72	15,340
	06/04/2020(6)	—	109,789	4.72	51,460
	06/04/2020(6)	—	13,513	4.72	5,824
	06/04/2020(6)	—	448,487	4.72	209,660
	06/04/2020(6)	—	250,000	4.72	115,412
	06/04/2020(6)	—	1,000,000	4.72	406,978
	06/04/2020(6)	—	163,000	4.72	51,698
	06/04/2020(6)	—	169	4.72	164
	08/28/2020(5)	4,030,000	—	—	37,438,700
Ryan Taylor	04/02/2020(7)	2,404	—	—	11,347
	06/04/2020(6)	—	480,718	4.72	225,401
	06/04/2020(6)	—	1,611,504	4.72	652,698
	08/28/2020(5)	658,000	—	—	6,112,820
	08/28/2020(5)	714,360	—	—	6,636,404

(1)

RSUs subject to service-based vesting criteria described in the footnotes to the table below titled “Outstanding Equity Awards at Fiscal Year End,” except as otherwise indicated in the footnotes to this table.

(2)

Options subject to time-based vesting criteria described in the footnotes to the table below titled “Outstanding Equity Awards at Fiscal Year End,” except as otherwise indicated in the footnotes to this table.

(3)

Amounts represent, where applicable, the grant date fair value of the named executive officer’s stock options and RSUs or the incremental increase in the fair value of stock options arising from the grant of new stock options in exchange for the cancellation of existing stock options with a higher exercise price and earlier expiration date, in each case as calculated as of the grant date in accordance with the provisions of ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the executive officers.

(4)	Awards granted under the Executive Equity Plan.
(5)	Awards granted under the 2010 Plan.

(6)

These option grants were made in connection with the cancelation and exchange of certain existing options for new options, granted under the 2010 Plan, with an exercise price of $4.72 per share. For additional details with respect to the stock options held by our named executive officers and with respect to the June 2020 stock option exchanges, see the footnotes to the table below titled “Outstanding Equity Awards at Fiscal Year End” and “—Stock Option Exchanges” below.

(7)	The RSUs granted on April 2, 2020 pursuant to the 2010 Plan have fully vested as of December 31, 2020 and were therefore no longer outstanding as of such date.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding equity awards held by our named executive officers as of December 31, 2020. See “—Potential Payments upon Termination or Change of Control” below for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity incentive awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)
Alexander Karp	09/22/2009	58,327,333	(2)	—		—	0.103	12/03/2021	—		—
	01/24/2011	8,000,000	(2)	—		—	0.85	12/03/2021	—		—
	08/06/2020	—		141,000,000	(3)	—	11.38	08/20/2032	—		—
	05/30/2019	—		—		—	—	—	1,131,370	(4)	26,643,764
	08/06/2020	—		—		—	—	—	35,100,000	(5)	826,605,000
	08/06/2020	—		—		—	—	—	3,900,000	(6)	91,845,000
Stephen Cohen	07/28/2011	840,000	(7)	—		—	1.10	07/27/2021	—		—
	06/09/2020	12,401,568	(8)	—		—	4.72	06/08/2030	—		—
	08/06/2020	—		13,500,000	(9)	—	11.38	08/20/2032	—		—
	05/30/2019	—		—		—	—	—	339,411	(4)	7,993,129
	08/06/2020	—		—		—	—	—	13,500,000	(10)	317,925,000
Shyam Sankar	06/04/2020	4,289,250	(11)	645,750		—	4.72	06/03/2030	—		—
	08/06/2020	—		7,500,000	(12)	—	11.38	08/20/2032	—		—
	11/04/2019	—		—		—	—	—	2,523,960	(13)	59,439,258
	08/06/2020	—		—		—	—	—	7,500,000	(14)	176,625,000
David Glazer	06/04/2020	1,036,069	(15)	623,100		—	4.72	06/03/2030	—		—
	11/04/2019	—		—		—	—	—	914,280	(16)	21,531,294
	08/28/2020	—		—		—	—	—	2,200,000	(17)	51,810,000
Ryan Taylor	06/04/2020	819,755	(18)	1,010,004		—	4.72	06/03/2030	—		—
	11/04/2019	—		—		—	—	—	742,140	(19)	17,477,397
	08/28/2020	—		—		—	—	—	838,793	(20)	19,753,575

(1)	The market value is based on the closing price of our Class A common stock on December 31, 2020 of $23.55 per share.
(2)

Amounts reflect shares of our Class B common stock subject to stock options granted pursuant to the terms and conditions of stand-alone stock option agreements that are not subject to an equity incentive plan. The options were exercisable at any time after the grant date, subject to our right of repurchase, which lapses with respect 1/120th of the shares subject to each option upon completion by Mr. Karp of each month of continuous service after the vesting commencement date of June 3, 2011. Each option expires on December 3, 2021.

(3)

Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our Executive Equity Plan and a stock option agreement thereunder. The stock option vests in 40 equal quarterly installments beginning on August 20, 2021.

(4)

Amounts reflect the number of shares of our Class A common stock that have been earned with respect to an award of growth units pursuant to the terms and conditions of our 2010 Plan and a growth unit award agreement thereunder based on the price of our Class A common stock upon the public listing in September 2020, subject to the holders remaining employed for the 180-day period following such date, and the value of our Class A common stock remaining $6.03 through the end of such period, and based on the formula described below. For additional information with respect to the growth units held by our named executive officers, please see the section below titled “Growth Units.”

(5)

Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2010 Plan and an RSU agreement thereunder. The RSUs vest in 40 equal quarterly installments beginning on August 20, 2021.

(6)

Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our Executive Equity Plan and an RSU agreement thereunder. The RSUs vest in 40 equal quarterly installments beginning on August 20, 2021.

(7)

Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our 2010 Plan and a stock option agreement thereunder. The shares subject to the stock option are fully vested.

(8)

Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our 2010 Plan and a stock option agreement thereunder. The shares subject to the stock option are immediately exercisable and originally vested in 72 equal monthly installments beginning on July 3, 2015. The stock option was canceled on June 9, 2020 in exchange for the grant of a new partially vested stock option that continues to vest on the same schedule except that 3,444,880 of the shares subject to the option that had previously been vested became subject to a new vesting cliff date of June 9, 2021. For additional details regarding the June 2020 stock option exchanges, see “—Stock Option Exchanges” below.

(9)

Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our Executive Equity Plan and a stock option agreement thereunder. The stock option vests in 20 equal quarterly installments beginning on August 20, 2021.

(10)

Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2010 Plan and an RSU agreement thereunder. The RSUs vest in 20 equal quarterly installments beginning on August 20, 2021.

(11)

Amount reflects shares of our Class B common stock subject to stock options granted pursuant to the terms and conditions of our 2010 Plan and stock option agreements thereunder. The stock options granted under the 2010 Plan, in aggregate, vest in 60 equal monthly installments beginning on August 1, 2016. For additional details regarding the June 2020 stock option exchanges, see “—Stock Option Exchanges” below.

(12)

Amount reflects shares of our Class B common stock subject to a stock option granted pursuant to the terms and conditions of our Executive Equity Plan and a stock option agreement thereunder. The stock option vests in 20 equal quarterly installments beginning on August 20, 2021.

(13)

Amount reflects shares of our Class A common stock subject to awards of RSUs pursuant to the terms and conditions of our 2010 Plan and RSU agreements thereunder. Of the 3,763,800 shares originally subject to such RSU grants, the RSUs vested as to (i) 959,400 shares on the date that our shares of Class A common stock first became publicly traded, September 30, 2020 and (ii) 280,440 shares on November 20, 2020. The RSUs continue to vest as to 210,330 shares each quarter from February 20, 2021 through November 20, 2023.

(14)

Amount reflects shares of our Class B common stock subject to an award of RSUs pursuant to the terms and conditions of our 2010 Plan and an RSU agreement thereunder. The RSUs vest in 20 equal quarterly installments beginning on August 20, 2021.

(15)

Amount reflects shares of our Class A common stock subject to stock options granted pursuant to the terms and conditions of our 2010 Plan and stock option agreements thereunder. The stock options vest (i) with respect to 307,169 shares outstanding subject to such stock options, the options are fully vested; (ii) with respect to 462,000 shares outstanding subject to such stock options, in aggregate, in 60 monthly installments beginning on April 1, 2016; (iii) with respect to 250,000 shares outstanding subject to stock options, in 60 monthly installments beginning on January 1, 2017; and (iv) with respect to 640,000 shares outstanding subject to such stock options, in 60 monthly installments beginning on October 1, 2018.

(16)

Amount reflects shares of our Class A common stock subject to awards of RSUs pursuant to the terms and conditions of our 2010 Plan and RSU agreements thereunder. Of the 1,428,600 shares originally subject to such RSU grants, the RSUs vested as to (i) 412,733 shares on the date that our shares of Class A common stock first became publicly traded, September 30, 2020 and (ii) 101,587 shares on November 20, 2020. The RSUs continue to vest as to 76,190 shares each quarter from February 20, 2021 through November 20, 2023.

(17)

Amount reflects shares of our Class A common stock subject to an award of RSUs pursuant to the terms and conditions of our 2010 Plan and an RSU agreement thereunder. Of the 4,030,000 shares originally subject to the RSU grant, the RSUs vested as to (i) 1,747,500 shares on the date that our shares of Class A common stock first became publicly traded, September 30, 2020 and (ii) 82,500 shares on November 20, 2020. The RSUs continue to vest as to (i) 125,000 shares each quarter from February 20, 2021 through November 20, 2022, and (ii) 300,000 shares each quarter from February 20, 2023 through November 20, 2023.

(18)

Amount reflects shares of our Class A common stock subject to stock options granted pursuant to the terms and conditions of our 2010 Plan and stock option agreements thereunder. The stock options vest (i) with respect to 218,255 shares subject to such stock options, the option is fully vested; (ii) with respect to 241,500 shares subject to the stock option, 11,500 shares vested on April 1, 2018 and continued to vest each month thereafter through December 1, 2019; (iii) with respect to 810,000 shares subject to the stock option, 30,000 shares vested on January 1, 2020 and will continue to vest each month thereafter through March 1, 2022; and (iv) with respect to 560,004 shares subject to the stock option, 46,667 shares will vest on April 1, 2022 and will continue to vest each month thereafter through March 1, 2023.

(19)

Amount reflects shares of our Class A common stock subject to awards of RSUs pursuant to the terms and conditions of our 2010 Plan and RSU agreements thereunder. Of the 1,106,700 shares originally subject to such RSU grant, the RSUs vested as to (i) 282,100 shares on the date that our shares of Class A common stock first became publicly traded, September 30, 2020 and (ii) 82,460 shares on November 20, 2020. The RSUs continue to vest as to 61,845 shares each quarter from February 20, 2021 through November 20, 2023.

(20)

Amount reflects shares of our Class A common stock subject to awards of RSUs pursuant to the terms and conditions of our 2010 Plan and RSU agreements thereunder. Of the 1,372,360 shares originally subject to such RSU grants, the RSUs vested as to (i) 432,912 shares on the date that our shares of Class A common stock first became publicly traded, September 30, 2020 and (ii) 100,655 shares on November 20, 2020. The RSUs continue to vest as to (i) 100,655 shares each quarter from February 20, 2021 through November 20, 2022 and (ii) 33,553 shares on February 20, 2023.

Stock Option Exchanges

In June 2020, the stock options of substantially all current employees (other than Board of Directors members) with an exercise price above $4.72 per share (or above $4.75 per share in the case of Incentive Stock Options) were exchanged for new stock options with an exercise price equal to $4.72 per share and an expiration date of June 3, 2030 (“Exchange”). As part of the Exchange, two stock options held by Mr. Sankar covering a total of 5,535,000 shares of our Class B common stock, seven stock options held by Mr. Glazer covering a total of 2,019,000 shares of our Class A common stock, and two stock options held by Mr. Taylor covering a total of 2,092,222 shares of our Class A common stock, each with an exercise price of $6.03 per share, were Exchanged for such new stock options. As part of the Exchange, a stock option held by Mr. Glazer covering 169 shares of our Class A common stock with an exercise price of $4.75 per share was Exchanged for such new stock options. In June 2020, a stock option held by Mr. Cohen covering 12,401,568 shares of our Class B common stock with an exercise price of $6.03 per share was canceled and exchanged for a new stock option with an exercise price equal to $4.72 per share. A new vesting period of one year from the date of the exchange was applied to 3,444,880 shares subject to the option which had already vested prior to the time of the exchange; the vesting schedule was otherwise unchanged. The expiration date of the new option is June 8, 2030. Mr. Karp did not have any options with an exercise price above $4.72 and thus no modifications were considered or made to his options. For additional information with respect to the stock options held by our named executive officers, please see the footnotes to the table above titled “Outstanding Equity Awards at Fiscal Year End.”

Growth Units

In March 2021, Messrs. Cohen and Karp received 339,411 and 1,131,370 shares of our Class A common stock, respectively, in connection with the vesting of growth unit awards issued under our 2010 Plan in May 2019.

The growth unit awards issued to Messrs. Cohen and Karp were subject to a service-based and a performance-based vesting condition. The service-based condition was satisfied for each of Messrs. Cohen and Karp as of December 31, 2019, and the performance-based condition was satisfied on March 29, 2021 by virtue of each of Messrs. Cohen and Karp remaining our employee through the 180-day period following our direct listing in September 2020. Had a change in control occurred prior to the vesting of the growth units awards, the unvested awards would have been forfeited, unless our Board of Directors (or its committee administering the equity awards) determined otherwise.

Prior to their vesting and settlement, each growth unit award held by Messrs. Cohen and Karp contained five separate bands, each with (i) a portion of the award applicable to it (such portion is referred to as the “band size”) and (ii) an initial hurdle applicable to it as follows:

•	Band 1: 20% of growth units subject to award having an initial hurdle amount of $4.00

•	Band 2: 20% of growth units subject to award having an initial hurdle amount of $5.00

•	Band 3: 20% of growth units subject to award having an initial hurdle amount of $6.00

•	Band 4: 20% of growth units subject to award having an initial hurdle amount of $7.00

•	Band 5: 20% of growth units subject to award having an initial hurdle amount of $8.00

The number of shares delivered in connection with each growth unit award was determined by taking the sum of the band share numbers for each of the five bands (rounded down to the nearest whole share). The band share number for a specified band means the result (but not below zero) of (x) the band size for such band, multiplied by (y) a fraction, with a numerator equal to (A) the closing sales price for a share of our Class A common stock on the first date our Class A common stock was publicly traded, which was $9.50 per share (such price is referred to as the “listing closing sales price”), minus (B) the hurdle for that band in effect on the vesting date, and a denominator equal to the listing closing sales price.

The hurdle for each applicable band was determined as follows: starting with the initial hurdle, for each consecutive month commencing on the 13th month following January 1, 2019, the commencement of the award’s service-based vesting period, the hurdle for each band decreased by 1/12th of 10% of the applicable hurdle, as measured on each annual anniversary of January 1, 2019. The hurdles stopped decreasing on the date of our direct listing.

On the date of grant, there were 826,771 and 2,755,903 shares of our Class A common stock subject to the growth unit awards of Messrs. Cohen and Karp, respectively. On March 29, 2021, the date the growth unit awards vested, the number of shares to be settled in connection with each growth unit award was determined by taking the sum of the band share numbers for each of the five bands (rounded down to the nearest whole share), resulting in Mr. Cohen receiving 339,411 shares (out of a maximum possible total of 826,771 shares) and Mr. Karp receiving 1,131,370 shares (out of a maximum possible total of 2,755,903 shares). The remaining shares subject to the growth unit awards of Messrs. Cohen and Karp lapsed.

Messrs. Sankar, Glazer, and Taylor were awarded growth units under our 2010 Plan in May 2019 on materially similar terms, which were subsequently converted to RSUs.

Option Exercises and Stock Vested

The following table shows certain information concerning option exercises and value realized upon the exercise of stock options and the vesting of RSU grants by our named executive officers during the fiscal year ended December 31, 2020.

	Option Awards			Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)		Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)(3)
Alexander Karp	2,570,246	48,780,699		—	—
Stephen Cohen	4,000,000	33,194,286		—	—
Shyam Sankar	3,672,427	23,387,750	(4)	1,686,155	19,543,048
David Glazer	383,831	5,300,407	(4)	2,441,493	26,330,026
Ryan Taylor	796,155	10,368,704	(4)	1,030,731	12,050,057

(1)

Reflects the product of the number of shares of stock subject to the exercised option multiplied by the difference between the market price of our Class A common stock at the time of exercise and the exercise price of the option.

(2)

Reflects the gross number of shares acquired in connection with RSU vesting. A portion of RSU shares are automatically sold to cover tax withholding obligations incurred in connection with each vesting date, reducing the number of shares ultimately acquired by the individual.

(3)	Reflects the product of the number of shares of stock vested multiplied by the market price of our Class A common stock on the vesting date.
(4)

Less than all shares received upon exercise have been sold, and therefore the full amounts listed have not been received by Messrs. Sankar, Glazer, or Taylor with respect to the respective shares acquired on exercise.

Executive Compensation and Related Arrangements

Each of our named executive officers has entered into an offer letter with us that provides for “at-will” employment and an annual salary.

Alexander Karp

Mr. Karp’s annual salary for the fiscal year ended December 31, 2020 was $1,101,637, which included $177,273 paid in bi-monthly installments, $124,364 paid in quarterly installments as an additional stipend, and $800,000 paid in quarterly installments as a travel stipend.

Stephen Cohen

Mr. Cohen’s annual salary for the fiscal year ended December 31, 2020 was $2,175,610, which included $230,000 paid in bi-monthly installments, $43,636 paid in bi-monthly installments as an additional stipend, $400 paid as a work-from-home subsidy paid to substantially all employees and $1,901,573 paid in monthly installments pursuant to a compensation adjustment, as described below.

Our Board of Directors approved a compensation adjustment with respect to Mr. Cohen on August 6, 2015 (the “Compensation Adjustment”), pursuant to which Mr. Cohen is eligible to receive monthly payments of $158,465, less applicable withholdings, through June 2021, subject to his continued service through each payment date. At the election of our CEO, the payments under the Compensation Adjustment may be made in whole or in part in shares of our common stock, provided that if payment is actually made in whole or in part in shares and if Mr. Cohen’s estimated income and employment tax liability with respect to the stock portion of an installment exceeds the net amount of the cash portion of such installment, or the excess stock tax obligation, as determined by our CEO, Mr. Cohen will be entitled to receive a tax gross-up payment sufficient to cover such excess stock tax obligation. To date, all monthly payments have been made in cash, and therefore no gross-ups have been paid under the Compensation Adjustment. The maximum remaining total payments Mr. Cohen may receive pursuant to the Compensation Adjustment from January 2021 through June 2021, not including tax gross-up payments, is $950,790.

On August 6, 2020, the Special Compensation Committee approved a loan repayment and limited forgiveness agreement (such agreement is referred to as the “Loan Repayment Agreement”) with respect to the secured limited recourse promissory note entered into between Mr. Cohen and us on November 10, 2016 (such note is referred to as the “Limited Recourse Promissory Note”). As of August 6, 2020, the original and still outstanding principal amount of $25,900,000 and accrued and unpaid interest in the amount of $1,487,626 were owed under the Limited Recourse Promissory Note (such total amount owed under the Limited Recourse Promissory Note is referred to as the “Existing Debt”). On August 6, 2020, we and Mr. Cohen executed the Loan Repayment Agreement.

Pursuant to the Loan Repayment Agreement, Mr. Cohen transferred a total of 3,500,000 shares of Class B common stock to us in partial repayment of the Existing Debt based on a per share fair market value of $7.60 for an aggregate of $26,600,000 toward repayment of the Existing Debt. The remaining outstanding Existing Debt balance of $787,626 was forgiven pursuant to the Loan Repayment Agreement. Under the terms approved by the Special Compensation Committee, we agreed to make tax neutrality payments to Mr. Cohen with respect to taxes resulting from the repayment and the forgiveness in order to make the partial repayment and forgiveness tax neutral to him, with such payments not to exceed the original principal amount of the Limited Recourse Promissory Note without subsequent authorization by our Board of Directors or a duly authorized committee of our Board of Directors. The total of such tax neutrality amounts paid in 2020 was $4,833,889.

Shyam Sankar

Mr. Sankar’s annual salary for the fiscal year ended December 31, 2020 was $509,818, which included $415,200 paid in bi-monthly installments, $94,219 paid in bi-monthly installments as an additional stipend, and $400 paid as a work-from-home subsidy paid to substantially all employees.

David Glazer

Mr. Glazer’s annual salary for the fiscal year ended December 31, 2020 was $451,050, which included $285,200 paid in bi-monthly installments, $165,000 paid in bi-monthly installments as an additional stipend, $450 paid as a health and wellness subsidy, and $400 paid as a work-from-home subsidy paid to substantially all employees.

Ryan Taylor

Mr. Taylor’s annual salary for the fiscal year ended December 31, 2020 was $646,718, which included a $404,688 base salary paid in bi-monthly installments, $30,000 paid in bi-monthly installments as an additional stipend, $211,180 paid as a one-time stipend, $450 paid as a health and wellness subsidy, and $400 paid as a work-from-home subsidy paid to substantially all employees.

Potential Payments upon Termination or Change in Control

Post-Termination Arrangements

Mr. Karp entered into a Security Program Continuation Agreement with us dated June 5, 2019 (the “Security Continuation Agreement”), pursuant to which, if Mr. Karp’s employment is terminated under certain conditions and he executes a separation agreement and release of claims in a form reasonably satisfactory to Palantir, we will generally provide Mr. Karp with continuation support, consisting of continuation of his security program as in effect immediately prior to Mr. Karp’s termination, for a specified period of time, plus additional payments sufficient to make the continuation support and such additional payments tax neutral to Mr. Karp (collectively, “Continuation Support”).

The maximum specified period of time the Continuation Support will be provided, and the estimated value of such Continuation Support is as follows, provided that Mr. Karp may elect to continue the Continuation Support at his own expense under certain conditions (the value estimates set forth below are based on (a) our good faith estimates of the monthly security costs of Mr. Karp using recent utilization and expenditures as a guide and (b) the assumption that the security continuation would not constitute taxable income):

1.

If Mr. Karp’s termination is an Involuntary Termination (as such term is defined in the Security Continuation Agreement), we will provide Mr. Karp with Continuation Support for up to 30 months following such termination (ending earlier upon Mr. Karp’s death or commencement or continuation of Competitor Service (as defined in the Security Continuation Agreement)). The estimated value of the security continuation for 30 months in the case of an Involuntary Termination is $10,923,710;

2.

If Mr. Karp’s termination is a Voluntary Termination (as such term is defined in the Security Continuation Agreement), we will provide Mr. Karp with Continuation Support for up to 15 months following such termination (ending earlier upon Mr. Karp’s death or commencement or continuation of Competitor Service (as defined in the Security Continuation Agreement)). The estimated value of the security continuation for 15 months in the case of a Voluntary Termination (based on the monthly cost estimate detailed above) is $5,461,855; and

3.

If Mr. Karp’s termination is an Other Termination (as such term is defined in the Security Continuation Agreement), we will provide Mr. Karp with Continuation Support for up to one month following such termination. (ending earlier upon Mr. Karp’s death or commencement or continuation of Competitor Service (as defined in the Security Continuation Agreement)). The estimated value of the security continuation for 1 month in the case of an Other Termination is $364,124.

Change in Control-Related Benefits

Change in Control Provisions Under 2020 Executive Equity Awards

On August 6, 2020, the Special Compensation Committee granted stock options under the Executive Equity Plan (referred to as “Executive Options”) and RSU awards under our 2010 Plan and Executive Equity Plan (referred to as “Executive RSU Awards”) covering shares of our Class B common stock to Messrs. Karp, Cohen, and Sankar that contain the below-described provisions related to a change in control of Palantir. The number of shares covered by the Executive Options and the Executive RSUs are detailed in the “Fiscal 2020 Grants of Plan-Based Awards” table, above. The Executive Options and Executive RSUs are as follows:

Named Executive Officer	Applicable Plan	Number of Shares of Class B Common Stock Covered by Award	Type of Award
Alexander Karp	Executive Equity Plan	141,000,000	Stock Option
Alexander Karp	Executive Equity Plan	3,900,000	RSU Award
Alexander Karp	2010 Plan	35,100,000	RSU Award
Stephen Cohen	Executive Equity Plan	13,500,000	Stock Option
Stephen Cohen	2010 Plan	13,500,000	RSU Award
Shyam Sankar	Executive Equity Plan	7,500,000	Stock Option
Shyam Sankar	2010 Plan	7,500,000	RSU Award

Each Executive Option has an exercise price of $11.38 per share and a term/expiration date of August 20, 2032. These options were out of the money, as the fair market value of a share of our common stock at the date of grant was $7.60. Each Executive Option vests as follows: Subject to the applicable named executive officer continuing to be a service provider through each applicable date, (i) with respect to Mr. Karp, 2.5% of the shares subject to the Executive Option will vest on August 20, 2021 and 2.5% will vest quarterly thereafter, and (ii) with respect to Messrs. Cohen and Sankar, 5.0% of the shares subject to the Executive Option will vest on August 20, 2021 and 5.0% will vest quarterly thereafter.

Each Executive RSU Award vests upon the satisfaction of both a service-based and a performance-based vesting condition. The service-based vesting condition is satisfied, subject to the applicable named executive officer continuing to be a service provider through each applicable date, (i) with respect to Mr. Karp, as to 2.5% of the RSUs subject to the applicable Executive RSU Award on August 20, 2021 and 2.5% quarterly thereafter, and (ii) with respect to Messrs. Cohen and Sankar, as to 5.0% of the RSUs subject to the applicable Executive RSU Award on August 20, 2021 and 5.0% quarterly thereafter. The performance-based vesting condition for each Executive RSU Award is satisfied upon the occurrence of a change in control event or a public listing or public offering (referred to as an “RSU Qualifying Event”), subject to the applicable named executive officer remaining a service provider through immediately prior to the date of such RSU Qualifying Event. The RSU Qualifying Event must occur before November 4, 2026. Our direct listing in September 2020 constituted an RSU Qualifying Event for purposes of the Executive RSU Awards.

If Palantir experiences a change in control (as defined in the Executive Equity Plan with respect to Executive Options, and as defined in the applicable award agreement with respect to Executive RSU Awards), and the named executive officer remains a service provider through immediately prior to such change in control, (A) with respect to Mr. Karp, pursuant to an amendment approved by our Compensation, Nominating & Governance Committee in January 2021, a number of the shares subject to the Executive Option and each Executive RSU Award will accelerate and fully vest immediately prior to such change in control equal to the greater of (x) 20% of the shares subject to the Executive Option or Executive RSU Award, as applicable, or (y) 50% of the then-unvested shares subject to the Executive Option or Executive RSU Award, as applicable, as of immediately prior to the application of such acceleration, and (B) with respect to Messrs. Cohen and Sankar, 40% of the shares subject to the applicable Executive Option and Executive RSU Award will accelerate and fully vest immediately prior to such change in control. In all cases, no more than 100% of the shares subject to an Executive Option or Executive RSU Award, as applicable, may vest. Prior to the January 2021 amendment of Mr. Karp’s Executive Option and Executive RSU Awards, each applicable award agreement provided that 20% of the shares subject to the applicable Executive Option and Executive RSU Award would accelerate and fully vest immediately prior to such change in control, subject to his remaining a service provider as of immediately prior to the change in control.

In the event of a merger or change in control, pursuant to the 2010 Plan or Executive Equity Plan, as applicable, each Executive Option and Executive RSU Award will generally be treated as the administrator determines, including, without limitation, (i) that each award will be assumed or a substantially equivalent award substituted by the acquiring or succeeding corporation (or an affiliate thereof), (ii) that each award will terminate prior to the consummation of such merger or change in control, (iii) that each outstanding award will vest and become exercisable, (iv) that each award will be terminated in exchange for an amount of cash and/or property, or (v) any combination of the foregoing.

Unless the administrator determines otherwise, in the event of a merger or change in control in which the successor corporation does not assume or substitute for an Executive Option or Executive RSU Award (or portion thereof), the unvested award (or portion thereof) (after the application of the above acceleration of vesting provisions in the context of a change in control) will generally terminate immediately prior to such merger or change in control, and the administrator will notify the participant in writing or electronically that the vested shares subject to any Executive Option (or portion thereof) will be exercisable for a period of time determined by the administrator in its sole discretion and the vested Executive Option (or portion thereof) will terminate upon the expiration of such period without consideration to the participants. For Executive RSU Awards granted under the 2010 Plan, this provision overrides the 2010 Plan’s typical treatment of equity awards granted thereunder, which are described below under “Change in Control Provisions under the 2020 Plan, 2010 Plan, Executive Equity Plan and Stand-Alone Option Grants.”

Change in Control Provisions under the 2020 Plan, 2010 Plan, Executive Equity Plan and Stand-Alone Option Grants

2020 Equity Incentive Plan

Our 2020 Plan provides that in the event of a merger or change in control, as defined under our 2020 Plan, each outstanding award will be treated as the administrator determines, without a requirement to obtain a participant’s consent, including, without limitation, that such award will be continued by the successor corporation or a parent or subsidiary of the successor corporation. An award generally will be considered continued if, following the transaction, (i) the award gives the right to purchase or receive the consideration received in the transaction by holders of our shares or (ii) the award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been received upon the exercise or realization of the award at the closing of the transaction, which payment may be subject to any escrow applicable to holders of our Class A common stock in connection with the transaction or subjected to the award’s original vesting schedule. The administrator will not be required to treat all awards or portions thereof, the vested and unvested portions of an award, or all participants similarly.

In the event that a successor corporation or its parent or subsidiary does not continue an outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels, and such award will become fully exercisable, if applicable, for a specified period prior to the transaction, unless specifically provided for otherwise under the applicable award agreement or other written agreement with the participant. The award will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not continued, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to awards granted to an outside director, in the event of a change in control, all of his or her options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and RSUs will lapse, and all performance goals or other vesting requirements for his or her performance awards will be deemed achieved at 100% of target levels, and all other terms and conditions met.

Amended 2010 Equity Incentive Plan

Our 2010 Plan provides that in the event of a merger or change in control, as defined under our 2010 Plan, each outstanding award will be treated as the administrator determines, including, without limitation, (i) that each award will be assumed or a substantially equivalent award substituted by the acquiring or succeeding corporation (or an affiliate thereof), (ii) that each award will terminate prior to the consummation of such merger or change in control, (iii) that each outstanding award will vest and become exercisable, (iv) that each award will be terminated in exchange for an amount of cash and/or property, or (v) any combination of the foregoing. The administrator is not required to treat all awards similarly in the transaction.

Unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us (or our parent or subsidiaries, as applicable), in the event of a change in control, for each participant whose service as a service provider has not terminated as of, or immediately prior to, the effective time of the change in control, then, as of the effective time of such change in control, the vesting and exercisability of such participant’s award will be accelerated to the extent of 25% of the award. Additionally, if a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock, RSUs and growth units will lapse, and for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us (or our parent or subsidiaries, as applicable). If an option or stock appreciation right is not assumed or substituted in the event of a change in control, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us (or our parent or subsidiaries, as applicable), the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

The provisions of the 2010 Plan described in the prior two paragraphs do not apply to the Executive RSU Awards granted under the 2010 Plan. A brief description of the provisions that apply to the Executive RSU Awards is described under “Change in Control Provisions Under 2020 Executive Equity Awards,” above.

2020 Executive Equity Incentive Plan

See “Change in Control Provisions Under 2020 Executive Equity Awards,” above, for a description of the treatment of our Executive Options and Executive RSUs, including those granted under our Executive Equity Plan, in connection with a merger or change in control.

Stand-Alone Option Grants

Mr. Karp was awarded non-statutory stock options in 2009 and 2011, which options were granted outside of our then-existing equity incentive plans. These awards are described under “Equity Compensation Plan Information” below. If Palantir is subject to a change in control (as defined in the applicable option agreement) before Mr. Karp’s service terminates, then the shares subject to the applicable option vest in full. In addition, in the event we are party to a merger or consolidation, each of these options will be subject to the agreement of merger or consolidation. Such agreement may provide for one or more of the following with respect to applicable option: the continuation of the option by us (if we are the surviving corporation), the assumption of or substitution of the option by the surviving corporation or its parent, full exercisability of the option followed by the cancellation of the option after Mr. Karp has a period of time to exercise, or the cancellation of the option and a payment equal to the excess of the fair market value of the shares subject to the option as of the closing of the transaction over the exercise price of the option.

The following table shows the potential payments and benefits that Palantir would be obligated to make or provide upon the occurrence of a change in control. For purposes of this table, it is assumed that a change in control occurred on December 31, 2020, the last day of our 2020 fiscal year, and each named executive officer remained a service provider through immediately before such change in control.

For a description of the treatment of the Executive Options and the Executive RSU Awards upon the consummation of a change in control under the terms of such awards (including a description of treatment of such awards if the awards are not assumed or substituted pursuant to such change in control), see the section titled “Change in Control Provisions under 2020 Executive Equity Awards.” For a description of the treatment of awards upon the consummation of a change in control under the terms of each of the Executive Equity Plan and the 2010 Plan that are not Executive Options and the Executive RSU Awards (including a description of treatment of such awards if the awards are not assumed or substituted pursuant to such change in control), with respect to awards granted under such plans, see the section titled “Change in Control Provisions under the 2020 Plan, 2010 Plan, Executive Equity Plan and Stand-Alone Option Grants.” The amounts in the table below are calculated on the assumption that the named executive officer remained a service provider through immediately before such change in control and that the awards were assumed or substituted by a successor in connection with the change in control.

Name	Executive Benefits and Payments Upon Termination or Change in Control	Change in Control ($)(1)
Alexander Karp	Restricted Stock Units	459,225,000	(2)
	Executive Equity Plan Option Grant	857,985,000	(2)
	Stand-Alone Option Grants	80,473,277	(3)

	TOTAL	1,397,683,277

Stephen Cohen	Restricted Stock Units	127,170,000	(4)
	Stock Options	124,098,381	(4)

	TOTAL	251,268,381

Shyam Sankar	Restricted Stock Units	92,809,373	(5)
	Stock Options	48,669,473	(5)

	TOTAL	141,478,845

David Glazer	Restricted Stock Units	32,137,508	(6)
	Stock Options	5,893,136	(6)

	TOTAL	38,030,643

Ryan Taylor	Restricted Stock Units	14,595,466	(7)
	Stock Options	7,586,155	(7)

	TOTAL	22,181,620

(1)

The value of the accelerated RSUs in this table are calculated by multiplying the number of shares subject to acceleration (calculated based on the descriptions in the below footnotes relating to each named executive officer in the table) by the closing price of our Class A common stock on December 31, 2020, which was $23.55. The value of the accelerated stock options is calculated by multiplying (x) the number of shares subject to acceleration for each stock option (calculated based on the descriptions in the below footnotes relating to each named executive officer in the table) by (y) the closing price per share minus the applicable exercise price per share.

(2)

Mr. Karp was granted an Executive RSU Award and Executive Stock Options under the Executive Equity Plan and an Executive RSU Award under the 2010 Plan. In addition, he was granted certain non-statutory options outside of our plans, as described further below. The amounts with respect to Mr. Karp’s Executive Options and Executive RSU Awards were calculated assuming that the amendment to such awards approved by our Compensation, Nominating & Governance Committee on January 20, 2021 was effective as of December 31, 2020, with the result that a number of the shares subject to the Executive Option and each Executive RSU Award accelerates and fully vests immediately prior to such change in control equal to the greater of (x) 20% of the shares subject to the Executive Option or Executive RSU Award, as applicable, or (y) 50% of the then-unvested shares subject to the Executive Option or Executive RSU Award, as applicable, as of immediately prior to the application of such acceleration. As of December 31, 2020, no portion of Mr. Karp’s Executive Options and Executive RSU Awards were vested, and therefore acceleration of 50% of the unvested portion of such awards was applied. If such January 2021 amendment were not taken into account, 20% of the shares subject to the Executive Option or Executive RSU Award would accelerate and fully vest immediately prior to such change in control, subject to Mr. Karp remaining a service provider through immediately prior to the change in control. In such case, Mr. Karp’s payments would have been equal to $183,690,000 in RSUs and $343,194,000 in stock options for a total of $526,884,000. Mr. Karp’s growth units, granted under the 2010 Plan, would not have accelerated upon a change in control.

(3)

Mr. Karp was awarded certain non-statutory stock options in 2009 and 2011, which options were granted outside of our then-existing equity incentive plans. These awards are described under “Equity Compensation Plan Information” below. If Palantir is subject to a change in control (as defined in the applicable option agreement) before Mr. Karp’s service terminates, then the shares subject to the applicable option vest in full.

(4)

Mr. Cohen was granted his Executive Options under the Executive Equity Plan and his Executive RSU Award under the 2010 Plan. The amounts with respect to Mr. Cohen’s Executive Options and Executive RSU Award were calculated assuming an acceleration of 40% of each such award immediately prior to a change in control, in accordance with the terms of such awards. The amount with respect to Mr. Cohen’s other stock option which has not fully vested was calculated assuming an acceleration of 25% of the award upon a change in control, in accordance with the terms of the 2010 Plan. Mr. Cohen’s growth units, granted under the 2010 Plan, would not have accelerated upon a change in control.

5)

Mr. Sankar was granted his Executive Options under the Executive Equity Plan and his Executive RSU Award under the 2010 Plan. The amounts with respect to Mr. Sankar’s Executive Options and Executive RSU Award were calculated assuming an acceleration of 40% of such award immediately prior to a change in control, in accordance with the terms of such awards. The amounts with respect to all of Mr. Sankar’s other awards were calculated assuming an acceleration of 25% of each such award (or if less, the remaining unvested shares subject to the applicable award) upon a change in control in accordance with the terms of the 2010 Plan.

(6)

Mr. Glazer’s RSUs and stock options are all granted pursuant to the 2010 Plan. The amounts with respect to such awards were calculated assuming an acceleration of 25% of each award (or if less, the remaining unvested shares subject to each such award) upon a change in control, in accordance with the terms of the 2010 Plan.

(7)	Mr. Taylor’s RSUs and stock options are all granted pursuant to the 2010 Plan. The amounts with respect to such awards were calculated assuming an acceleration of 25% of each such award.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders
Amended 2010 Equity Incentive Plan(2)	490,922,103	4.62	—
2020 Equity Incentive Plan(3)	1,069,979	—	151,656,356
Equity compensation plans not approved by security holders		—	—
2020 Executive Equity Incentive Plan(4)	165,900,000	11.38	—
Stand-Alone Option Grants	66,327,333	0.19	—

TOTAL	724,219,415		151,656,356

(1)	RSUs and Growth Units, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.
(2)

Our Board of Directors adopted, and our stockholders approved, the 2010 Plan. As a result of our direct listing and the adoption of the 2020 Plan, we no longer grant awards under the 2010 Plan; however, all outstanding awards issued pursuant to the 2010 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2020 Plan.

(3)

Our 2020 Plan provides that the number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning on January 1, 2022, in an amount equal to the least of (i) 250,000,000 shares, (ii) five percent of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) a lesser amount determined by the administrator of our 2020 Plan.

(4)

A committee of our Board of Directors adopted our Executive Equity Plan in August 2020, which was adopted without stockholder approval prior to our direct listing. Subject to the adjustment provisions of the Executive Equity Plan, 165,900,000 shares of our Class B common stock were reserved for issuance pursuant to equity awards granted under the Executive Equity Plan. The Executive Equity Plan terminated on September 21, 2020 but continues to govern the terms and conditions of the outstanding awards previously granted under the Executive Equity Plan. The Executive Equity Plan permitted the grant of nonstatutory stock options and RSUs. As of December 31, 2020, options to purchase 162,000,000 shares of our Class B common stock (granted to Messrs. Karp, Cohen, and Sankar) and RSUs covering 3,900,000 shares of our Class B common stock (granted to Mr. Karp) were outstanding under the Executive Equity Plan. See “—2020 Executive Equity Awards” for a description of these awards, and “—Change in Control Provisions under the 2020 Plan, 2010 Plan, Executive Equity Plan and Stand-Alone Option Grants” for a description of the treatment of equity awards in the event of a merger or “change in control.” The Executive Equity Plan prohibits an exchange program whereby outstanding awards are surrendered or exchanged for new awards or cash, participants have the opportunity to transfer outstanding awards to a financial institution or other entity, or the exercise price of an outstanding award is reduced.

(5)

On September 22, 2009, our Board of Directors granted Mr. Karp a non-statutory stock option to purchase 60,897,579 shares of our Class B common stock, with an exercise price of $0.103 per share. The option was exercisable at any time after the grant date, subject to our right of repurchase, which lapses with respect 1/120th of the shares subject to the option upon completion by Mr. Karp of each month of continuous service after the vesting commencement date of June 3, 2011. The option expires on December 3, 2021. On January 24, 2011, our Board of Directors granted Mr. Karp a non-statutory stock option to purchase 8,000,000 shares of our Class B common stock, with an exercise price of $0.85 per share. The option was exercisable at any time after the grant date, subject to our right of repurchase, which lapses with respect 1/120th of the shares subject to the option upon completion by Mr. Karp of each month of continuous service after the vesting commencement date of June 3, 2011. The option expires on December 3, 2021. See “—Change in Control Provisions under the 2020 Plan, 2010 Plan, Executive Equity Plan and Stand-Alone Option Grants” for a description of the treatment of equity awards in the event of a merger or “change in control.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 16, 2021, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person known by us to be the beneficial owner of more than five percent of any class of our voting securities.

The amounts and percentages of Class A common stock, Class B common stock and Class F common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is considered to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security and under these rules, more than one person may be considered to be a beneficial owner of the same securities. We have deemed shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 16, 2021 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 16, 2021 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person, and we did not deem these shares to be outstanding or beneficially owned for the purpose of the calculation of percentage of votes (record date outstanding shares) in the table below. Unless otherwise indicated, the address of each beneficial owner is c/o Palantir Technologies Inc., 1555 Blake Street, Suite 250, Denver, Colorado 80202.

	Shares Beneficially Owned
	Class A		Class B		Class F		Percentage of Votes (Record Date Outstanding Shares) %†
	Shares	%	Shares	%	Shares	%
Named Executive Officers and Directors:
Alexander Karp(1)	6,430,158	*	74,711,090	59.2	335,000	33.3	5.1	††
Stephen Cohen(2)	170,171	*	23,275,591	28.7	335,000	33.3	3.1	††
Shyam Sankar(3)	1,852,754	*	3,942,750	5.4	—	—	*
David Glazer(4)	1,390,185	*	—	—	—	—	*
Ryan Taylor(5)	869,214	*	130,484	*	—	—	*
Alexander Moore(6)	2,098,944	*	—	—	—	—	*
Spencer Rascoff(7)	215,053	*	—	—	—	—	*
Alexandra Schiff(8)	—	—	10,000	*	—	—	*
Lauren Friedman Stat(9)	220,830	*	—	—	—	—	*
Peter Thiel(10)	165,742,160	9.2	34,339,537	46.5	335,000	33.3	13.1	††
All executive officers and directors as a group (11 persons)(11)	179,797,233	10.0	136,630,748	92.5	1,005,000	100.0	50.2	††
Greater than 5% Stockholders:
Canada Pension Plan Investment Board(12)	9,345,107	*	5,624,297	8.2	—	—	1.9
SOMPO Holdings, Inc.(13)	107,526,881	6.0	—	—	—	—	3.1
Founder Voting Control:
Shares subject to the Founder Voting Agreement(14)	60,269,650	3.4	124,688,609	86.7	—	—	17.3
Founder Voting Trust(15)	—	—	—	—	1,005,000	100.0	28.6
Designated Founders’ Excluded Shares(16)	112,072,839	6.2	7,637,609	5.3	—	—	4.1

Founder Total	172,342,489	9.6	132,326,218	92.0	1,005,000	100.0	49.999999

*	Represents less than one percent (1%)

†

Percentage of votes (record date outstanding shares) represents the percentage of the total votes attributable to all shares of our Class A common stock, Class B common stock and Class F common stock outstanding as of the record date, as though all such shares were voted with respect to a matter submitted to our stockholders. With respect to Messrs. Cohen, Karp, and Thiel, the stated percentage is based on the votes attributable to all outstanding shares of Class A common stock and Class B common stock owned by them or their specified affiliates as of the close of business on the record date and does not include the votes attributable to the Class F common stock. Each holder of our Class A common stock is entitled to one vote per share, each holder of our Class B common stock is entitled to 10 votes per share and each holder of our Class F common stock is entitled to a number of votes per share as described in the sections titled “Questions and Answers about the Proxy Materials and our Annual Meeting—How many votes is each share entitled to for each proposal at the annual meeting?” and “Board of Directors and Corporate Governance—Voting Structure and Arrangements.” Holders of our Class A common stock, Class B common stock and Class F common stock will vote together as one class on all matters submitted to a vote of our stockholders, except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law.

††

Our Founders are party to the Founder Voting Agreement. The Founder Voting Agreement provides that all shares in respect of which our Founders or certain of their affiliates have granted a proxy and power of attorney in connection with such agreement will be voted, consented or not consented, as a whole, in the same manner as the shares of Class F common stock held in the Founder Voting Trust. Pursuant to the Founder Voting Agreement, voting power will be exercised pursuant to the instructions of our Founders who are then party to the Founder Voting Agreement pursuant to the terms of the Founder Voting Trust Agreement, so long as such Founders and certain of their affiliates meet the Ownership Threshold as of the applicable record date. For more information, please see the sections titled “Questions and Answers about the Proxy Materials and our Annual Meeting—How many votes is each share entitled to for each proposal at the annual meeting?” and “Board of Directors and Corporate Governance—Voting Structure and Arrangements.”

(1)

Shares beneficially owned includes (i) 6,428,945 shares of Class A common stock held of record by Mr. Karp; (ii) 17,234,504 shares of Class B common stock held of record by Mr. Karp; (iii) 57,476,586 shares of Class B common stock subject to options exercisable within 60 days of April 16, 2021, all of which will be vested within 60 days of April 16, 2021; (iv) 1,213 shares of Class A common stock subject to RSUs for which the applicable vesting conditions will be satisfied within 60 days of April 16, 2021; and (v) 335,000 shares of Class F common stock held in the Founder Voting Trust. Each of our Founders has sole investment power with respect to 335,000 shares of Class F common stock held in the Founder Voting Trust.

(2)

Shares beneficially owned includes (i) 168,958 shares of Class A common stock held of record by Mr. Cohen; (ii) 10,783,114 shares of Class B common stock held of record by Mr. Cohen; (iii) 12,492,477 shares of Class B common stock subject to options exercisable within 60 days of April 16, 2021, all of which are fully vested; (iv) 1,213 shares of Class A common stock subject to RSUs for which the applicable vesting conditions will be satisfied within 60 days of April 16, 2021 and (v) 335,000 shares of Class F common stock held in the Founder Voting Trust. Each of our Founders has sole investment power with respect to 335,000 shares of Class F common stock held in the Founder Voting Trust.

(3)

Shares beneficially owned includes (i) 566,163 shares of Class A common stock held of record by Mr. Sankar; (ii) 850,000 shares of Class A common stock held of record by the Shyam Sankar 2020 Annuity Trust; (iii) 225,048 shares of Class A common stock held of record by the Sankar Irrevocable Remainder Trust; (iv) 3,942,750 shares of Class B common stock subject to options exercisable within 60 days of April 16, 2021, all of which are fully vested; and (v) 211,543 shares of Class A common stock subject to RSUs for which the applicable vesting conditions will be satisfied within 60 days of April 16, 2021.

(4)

Shares beneficially owned includes (i) 3,831 shares of Class A common stock held of record by Mr. Glazer; (ii) 1,184,169 shares of Class A common stock subject to options exercisable within 60 days of April 16, 2021, all of which are fully vested; and (iii) 202,185 shares of Class A common stock subject to RSUs for which the applicable vesting conditions will be satisfied within 60 days of April 16, 2021.

(5)

Shares beneficially owned includes (i) one share of Class A common stock and 130,484 shares of Class B common stock held of record by Mr. Taylor; (ii) 705,500 shares of Class A common stock subject to options exercisable within 60 days of April 16, 2021, all of which are fully vested; and (iii) 163,713 shares of Class A common stock subject to RSUs for which the applicable vesting conditions will be satisfied within 60 days of April 16, 2021.

(6)	Shares beneficially owned includes 2,098,944 shares of Class A common stock held of record by Mr. Moore.
(7)	Shares beneficially owned includes 215,053 shares of Class A common stock held of record by SMR Capital Holdings LP (“SMR”). Mr. Rascoff is the Managing Director of SMR.
(8)	Shares beneficially owned includes 10,000 shares of Class B common stock held of record by Ms. Schiff.
(9)	Shares beneficially owned includes 220,830 shares of Class A common stock held of record by Ms. Stat’s spouse.
(10)

Shares beneficially owned includes (i) 3,844,639 shares of Class A common stock and 13,031,306 shares of Class B common stock held of record by Mr. Thiel; (ii) 3,506,771 shares of Class A common stock held of record by Thiel Capital LLC (“TC”); (iii) 12,050,960 shares of Class A common stock held of record by PLTR Holdings LLC (“PH”); (iv) 3,702,272 shares of Class A common stock and 2,565,601 shares of Class B common stock held of record by PT Ventures, LLC (“PTV”); (v) 1,954,631 shares of Class A common stock and 7,818,526 shares of Class B common stock held of record by Clarium L.P. (“Clarium”); (vi) 268,840 shares of Class A common stock and 2,750,050 shares of Class B common stock held of record by STS Holdings II LLC (“STS-II”); (vii) 77,851,188 shares of Class A common stock held of record by Rivendell 7 LLC (“RV-7”); (viii) 53,487 shares of Class A common stock and 2,962,961 shares of Class B common stock held of record by Rivendell 25 LLC (“RV-25”); (ix) 1,083,408 shares of Class A common stock held of record by FF4 Investment LLC (“FF4”); (x) 3,472,220 shares of Class A common stock held of record by The Founders Fund, LP (“FF-I”); (xi) 19,730,330 shares of Class A common stock held of record by The Founders Fund II, LP (“FF-II”); (xii) 596,466 shares of Class A common stock held of record by The Founders Fund II Entrepreneurs Fund, LP (“FF-IIE”); (xiii) 975,652 shares of Class A common stock held of record by The Founders Fund II Principals Fund, LP (“FF-IIP”); (xiv) 16,106,210 shares of Class A common stock held of record by The Founders Fund III, LP (“FF-III”); (xv) 294,208 shares of Class A common stock held of record by The Founders Fund III Entrepreneurs Fund, LP (“FF-IIIE”); (xvi) 5,720,458 shares of Class A common stock held of record by The Founders Fund III Principals Fund, LP (“FF-IIIP”); (xvii) 14,530,420 shares of Class A common stock held of record by Mithril PAL-SPV 1, LLC (“Mithril”); (xviii) 4,502,447 shares of Class B common stock subject to warrants exercisable within 60 days of April 16, 2021 held by Mithril; (xix) 536,445 shares of Class B common stock subject to warrants exercisable within 60 days of April 16, 2021 held by The Founders Fund IV, LP (“FF-IV”); (xx) 172,201 shares of Class B common stock subject to warrants exercisable within 60 days of April 16, 2021 held by The Founders Fund IV Principals Fund, LP (“FF-IVP”); and (xxi) 335,000 shares of Class F common stock held in the Founder Voting Trust. Each of our Founders has sole investment power with respect to 335,000 shares of Class F common stock held in the Founder Voting Trust. Mr. Thiel is the Managing Member of PTV, the sole beneficial owner of each of STS-II, RV-7, RV-25, PH and FF4, the Manager of TC, and the President of Clarium Capital Management, LLC, the general partner of Clarium, and may be deemed to have sole voting and investment power over the shares held by such partnership or limited liability companies. Mr. Thiel is the Chairman of the Investment Committee of Mithril GP LP, the General Partner of Mithril LP, which, in turn, owns Mithril, and accordingly Mr. Thiel may be deemed to share voting and investment power over the securities held by Mithril. The Founders Fund Management, LLC (“FFM”) is the general partner of FF-I; The Founders Fund II Management, LLC (“FFIIM”) is the general partner of each of FF-II, FF-IIE, and FF-IIP; The Founders Fund III Management, LLC (“FFIIIM”) is the general partner of each of FF-III, FF-IIIE, and FF-IIIP; and The Founders Fund IV Management, LLC (“FFIVM”) is the general partner of each of FF-IV and FF-IVP. Mr. Thiel and Luke Nosek are the managing members of FFM, FFIIM and FFIIIM and share voting and investment power with respect to shares of Palantir stock held by FF-I, FF-II, FF-IIE, FF-IIP, FF-III, FF-IIIE and FF-IIIP. Mr. Thiel and Brian Singerman are the managing members of FFIVM and share voting and investment power with respect to the securities held by FF-IV and FF-IVP. Shares of common stock held by certain entities affiliated with Mr. Thiel are subject to the Founder Voting Agreement, and as such will be included in the voting power shared by our Founders. Shares of our capital stock held by certain entities affiliated with Mr. Thiel, as controlled affiliates of Mr. Thiel, may also become subject to the Founder Voting Agreement, subject to exclusion pursuant to the terms of our amended and restated certificate of incorporation and the Founder Voting Agreement.

(11)

Shares beneficially owned includes (i) 176,594,933 shares of Class A common stock; (ii) 57,507,842 shares of Class B common stock; (iii) 2,549,669 shares of Class A common stock subject to options exercisable within 60 days of April 16, 2021; (iv) 73,911,813 shares of Class B common stock subject to options exercisable within 60 days of April 16, 2021; (v) 652,631 shares of Class A common stock subject to RSUs for which the applicable vesting conditions will be satisfied within 60 days of April 16, 2021; and (vi) 5,211,093 shares of Class B common stock subject to warrants exercisable within 60 days of April 16, 2021. Percentage of votes (record date outstanding shares) for all directors and executive officers as a group is based on the votes attributable to all outstanding shares of Class A common stock and Class B common stock owned by them or their specified affiliates as of the close of business on the record date and also includes the votes attributable to the Class F common stock.

(12)

Based on information obtained from our transfer agent and provided to us by the Canada Pension Plan Investment Board (“CPPIB”), shares beneficially owned includes (i) 9,345,107 shares of Class A common stock and (ii) 5,624,297 shares of Class B common stock held of record by CPPIB. The address for CPPIB is One Queen Street East Suite 2500, Toronto ON M5C 2W8, Canada.

(13)

Based on information reported by SOMPO Holdings, Inc. (“SOMPO”) on Schedule 13G filed with the SEC on February 4, 2021. Of the shares of Class A common stock beneficially owned, SOMPO reported that it has sole voting and investment power over all 107,526,881 shares of Class A common stock. SOMPO listed its address as 26-1 Nishi-Shinjuku 1-chome, Shinjuku-ku, 160-8338, Tokyo, Japan.

(14)

Shares of Class A common stock and Class B common stock subject to the Founder Voting Agreement include (i) 60,267,224 shares of Class A common stock and (ii) 54,183,101 shares of Class B common stock. In addition, pursuant to proxies and powers of attorney granted by our Founders or their affiliates in connection with the Founder Voting Agreement, the following shares will be subject to the Founder Voting Agreement upon vesting or exercise, as applicable: (a) 2,426 shares of Class A common stock subject to RSUs for which the applicable vesting conditions will be satisfied within 60 days of April 16, 2021, (b) 69,969,063 shares of Class B common stock subject to options exercisable within 60 days of April 16, 2021, and (c) 536,445 shares of Class B common stock subject to warrants exercisable within 60 days of April 16, 2021.

(15)

Shares held in the Founder Voting Trust include 1,005,000 shares of Class F common stock held in the Founder Voting Trust, with respect to which the Founder Voting Trust has sole voting power. Shares of our capital stock held in the Founder Voting Trust will be voted by the Trustee based on the instructions of our Founders who are then party to the Founder Voting Agreement pursuant to the terms of the Founder Voting Trust Agreement. For more information, please see the section titled “Board of Directors and Corporate Governance—Voting Structure and Arrangements.”

(16)

As of April 16, 2021, Mr. Thiel had identified a portion of the shares of Class A common stock and Class B common stock beneficially owned by him and his affiliates as Designated Founders’ Excluded Shares, which will not be subject to the Founder Voting Agreement. Such Designated Founders’ Excluded Shares will reduce the total voting power of the Class F common stock. For more information regarding the voting power of these Designated Founders’ Excluded Shares with respect to the matters to be voted on at the annual meeting, please refer to the section titled “Board of Directors and Corporate Governance—Voting Structure and Arrangements.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Common Stock Financing

Between April 2020 and July 2020, we sold 26,585,375 shares of Class A common stock to entities affiliated with 8VC for an aggregate of $123,621,994. Mr. Moore, a member of our Board of Directors, is a Partner of 8VC. In June 2020, we sold 215,053 shares of Class A common stock to SMR Capital Holdings LP (“SMR”) for an aggregate of $999,996. Mr. Rascoff, a member of our Board of Directors, is affiliated with SMR. Between April and June 2020, we sold 27,220,361 shares of Class A common stock to entities affiliated with Disruptive Technology Solutions for an aggregate of $126,574,679. Entities affiliated with Disruptive Technology Solutions previously beneficially owned more than 5% of our Class A common stock.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement, as amended, dated as of August 24, 2020, which provides, among other things, that certain holders of our capital stock, including certain entities affiliated with Mr. Thiel and Founders Fund, and Mr. Moore have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Mr. Thiel, a member of our Board of Directors, is a managing member of the general partner of several Founders Fund entities.

Voting Agreement

We previously were party to an amended and restated voting agreement dated as of June 25, 2020, as amended, under which certain holders of our capital stock, including certain entities affiliated with Mr. Thiel, Founders Fund, Messrs. Ross, and Moore, had agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Mr. Thiel, a member of our Board of Directors, is a managing member of the general partner of several Founders Fund entities. Messrs. Cohen and Karp, two of our executive officers and members of our Board of Directors, and Mr. Thiel were party to the voting agreement. This agreement terminated immediately prior to the effectiveness of the registration statement in September 2020.

Commercial Arrangements

We have a commercial relationship with Piazza Technologies Inc. (“Piazza”). Pooja Sankar is the Chief Executive Officer of Piazza and is the spouse of Mr. Sankar, one of our executive officers. During the year ended December 31, 2020, we made payments of $135,000 for a license to its online recruiting platform and other services provided by Piazza.

During the year ended December 31, 2020, we paid Disruptive Securities, LLC, which is affiliated with entities that previously beneficially owned greater than 5% of our Class A common stock, commissions of $6.8 million in connection with sales of our capital stock to parties introduced to us by Disruptive Securities, LLC.

We have a commercial relationship with Lonsdale Enterprises Inc., which is affiliated with Joseph Lonsdale. Joseph Lonsdale is also affiliated with entities that previously beneficially owned greater than 5% of our Class A common stock. During the year ended December 31, 2020 and the three months ended March 31, 2021, we paid Lonsdale Enterprises Inc. consulting fees of $240,000 and $60,000, respectively.

During November 2019, we and SOMPO, a beneficial owner of greater than 5% of our Class A common stock, created Palantir Technologies Japan K.K. (“Palantir Japan”) to distribute Palantir platforms to the Japanese market. We purchased a total of 100,000 shares of Palantir Japan common stock for $25.0 million. The shares we received in exchange represent a 50% voting interest in Palantir Japan. The remaining 50% of the voting interest is held by SOMPO. Concurrently with the formation of Palantir Japan, we entered into a ten-year license and services agreement with Palantir Japan for a limited non-transferable right to resell our platforms and use certain of our trademarks in exchange for $25.0 million and future quarterly royalty payments to be paid based on Palantir Japan’s net revenue. In addition, we received a prepayment of $50.0 million to be used toward future services provided by us to support the business operations and future deployments of our platforms by Palantir Japan.

Amendments of Convertible Preferred Stock Warrants

In December 2019, we amended warrants to purchase an aggregate of 885,809 shares of Series I convertible preferred stock held by entities affiliated with Founders Fund to extend the exercisability of such warrants by five years. The aggregate exercise price of such warrants was $5,430,009. In connection with this amendment, the holders surrendered the right to exercise 20% of such warrants, which was effective in January 2020. Mr. Thiel, a member of our Board of Directors, is a managing member of the general partner of several Founders Fund entities.

Loans to Executive Officers

In November 2016, we accepted a limited recourse promissory note with a principal value of $25,900,000 from Mr. Cohen, one of our executive officers and a member of our Board of Directors. The promissory note bore interest at a rate of 1.5% per annum, compounded semi-annually, and was secured by an aggregate of 10,500,000 shares of our common stock. In August 2020, we received a payment of $26.6 million, an amount sufficient to repay the principal and a portion of the accrued interest on the note, in the form of 3,500,000 shares of common stock. We forgave the remaining $0.8 million owing under the note, will provide the employee director with a tax neutrality payment with respect to taxes resulting from the repayment and the forgiveness, and terminated its security interest in the shares of common stock that were pledged as collateral. For more information regarding the repayment and partial forgiveness of this loan, and the associated tax neutrality payment, refer to the section titled “Executive Compensation.”

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to Palantir or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that they are or were one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that they are or were one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws, and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Palantir pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Related Person Transactions

We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement, or relationship or any series of similar transactions, arrangements, or relationships, in which we are a participant and in which a related person has, had, or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities, and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.

Our Audit Committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify, or disapprove any such transaction, our Audit Committee will consider, among other factors, whether the related person transaction would affect the independence of any director and is on terms that reflect an arms-length transaction – in other words, terms that are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the related person’s interest in the transaction.

The policy deems certain transactions to not be related party transactions including (1) certain compensation arrangements for our directors or executive officers; (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director, or beneficial owner of less than 10% of that company’s shares; (3) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis; (4) charitable contributions by us to a charitable organization, foundation, or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved in the advancement of expenses made pursuant to our organizational documents or any agreement does not exceed the greater of $1,000,000 or 2% of such organization’s total annual receipts; (5) any transaction available to U.S. employees generally; and (6) any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K. In addition to our policy, our Audit Committee charter provides that our Audit Committee shall review and oversee any related person transactions.

OTHER MATTERS

Stockholder Proposals or Director Nominations for 2022 Annual Meeting

If a stockholder would like us to consider including a proposal in our Proxy Statement for our 2022 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our corporate headquarters on or before December 30, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Palantir Technologies Inc.

Attention: Corporate Secretary

1555 Blake Street, Suite 250

Denver, Colorado 80202

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our Proxy Statement. In order to be properly brought before our 2022 annual meeting, the stockholder must provide timely written notice to our corporate secretary at our corporate headquarters, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our corporate headquarters:

•	no earlier than 8:00 a.m., Mountain time, on February 8, 2022; and

•	no later than 5:00 p.m., Mountain time, on March 10, 2022.

In the event that we hold our 2022 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our corporate headquarters:

•	no earlier than 8:00 a.m., Mountain time, on the 120th day prior to the day of our 2022 annual meeting, and

•	no later than 5:00 p.m., Mountain time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2020, all directors, executive officers, and greater than

10% stockholders complied with all Section 16(a) filing requirements applicable to them, except for a late Form 4 filing, with respect to Mr. Thiel which was filed via two Form 4 filings on October 5, 2020 due to the 30-line limitation of Table I of Form 4. The Form 4 was filed late due to administrative technicalities.

2020 Annual Report

Our financial statements for our fiscal year ended December 31, 2020 are included in our annual report, which we will make available to stockholders at the same time as this Proxy Statement. Our proxy materials and our annual report are posted on our website at https://investors.palantir.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Palantir Technologies Inc., 1555 Blake Street, Suite 250 Denver, Colorado 80202, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

* * *

Our Board of Directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

BOARD OF DIRECTORS

Denver, Colorado

April 29, 2021

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/PLTR2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.PALANTIR TECHNOLOGIES INC. 1555 BLAKE STREET, SUITE 250 DENVER, COLORADO 80202TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D52197-P57143 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYPALANTIR TECHNOLOGIES INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following:1. Election of Directors Nominees: 01) Alexander Karp 05) Spencer Rascoff 02) Stephen Cohen 06) Alexandra Schiff 03) Peter Thiel 07) Lauren Friedman Stat 04) Alexander MooreThe Board of Directors recommends you vote 3 years on the following proposal: 1 Year 2 Years 3 Years Abstain2. Advisory vote on frequency of executive compensation votes. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain3. Ratication of the appointment of Ernst & Young LLP as Palantir’s independent registered public accounting rm for 2021. ! ! !NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of cer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.D52198-P57143PALANTIR TECHNOLOGIES INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF SHAREHOLDERS JUNE 8, 2021The shareholder(s) hereby appoint(s) David Glazer and Ryan Taylor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Palantir Technologies Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Mountain Time on Tuesday, June 8, 2021, at the meeting held via the Internet at www.virtualshareholdermeeting.com/PLTR2021, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR 3 YEARS ON PROPOSAL 2 AND FOR PROPOSAL 3.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDE